                          FOURTH AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP





                                      OF





                           INSIGNIA PROPERTIES, L.P.

                               TABLE OF CONTENTS

                                                                                    PAGE
I        DEFINED TERMS...............................................................  2

II       PARTNERSHIP CONTINUATION AND IDENTIFICATION................................. 15
         2.1      Continuation....................................................... 15
         2.2      Name, Office and Registered Agent.................................. 15
         2.3      Partners........................................................... 16
         2.4      Term and Dissolution............................................... 16
         2.5      Filing of Certificate and Perfection of Limited Partnership........ 16
         2.6      Power of Attorney.................................................. 17

III      PURPOSE AND BUSINESS OF THE PARTNERSHIP..................................... 18
         3.1      Purpose and Business............................................... 18

IV       CAPITAL CONTRIBUTIONS AND ACCOUNTS.......................................... 18
         4.1      Capital Contributions.............................................. 18
         4.2      Additional Capital Contributions; Issuances of
                     Additional Partnership Interests................................ 18
         4.3      Additional Funding................................................. 20
         4.4      No Preemptive Rights............................................... 20
         4.5      Capital Accounts................................................... 21
         4.6      Percentage Interests............................................... 21
         4.7      No Interest on Contributions....................................... 22
         4.8      Return of Capital Contributions.................................... 22
         4.9      No Third Party Beneficiary......................................... 22
         4.10     Cash Incentive Rights.............................................. 22
         4.11     Mandatory Repurchases of Partnership Interests Held by IPT......... 22

V        PROFITS AND LOSSES DISTRIBUTIONS............................................ 23
         5.1      Allocation of Profits and Losses................................... 23
         5.2      Distributions of Cash in Respect of Common Partnership Units....... 29
         5.3      REIT Distribution Requirements..................................... 29
         5.4      No Right to Distributions in Kind.................................. 29
         5.5      Limitations on Return of Capital Contributions..................... 29
         5.6      Distributions Upon Liquidation..................................... 29
         5.7      Substantial Economic Effect........................................ 30

VI       MANAGEMENT OF THE PARTNERSHIP; POWERS, RIGHTS AND
         OBLIGATIONS OF THE GENERAL PARTNER.......................................... 30
         6.1      Management of the Partnership...................................... 30
         6.2      Powers of the General Partner...................................... 30
         6.3      Delegation of Authority............................................ 33
         6.4      Indemnification and Exculpation of Indemnitees..................... 33
         6.5      Liability of the General Partner................................... 35

                                       i




         6.6      Expenditures by Partnership........................................ 36
         6.7      Outside Activities................................................. 36
         6.8      Title to Partnership Properties.................................... 36
         6.9      Reimbursement of the General Partner............................... 36
         6.10     Other Matters Concerning the General Partner....................... 37
         6.11     Contracts With and Employment or Retention of Affiliates
                     and Insignia Entities........................................... 37

VII      PROPERTY MANAGEMENT AND PARTNERSHIP ADMINISTRATION.......................... 38
         7.1      Property Management Services....................................... 38
         7.2      Partnership Administration Services................................ 40
         7.3      Transfers of Controlling Interests in IPT Entities................. 42

VIII     CHANGES IN GENERAL PARTNER.................................................. 43
         8.1      Transfer of the General Partner's Partnership Interests;
                     Transactions Involving IPT...................................... 43
         8.2      Admission of a Substitute or Successor General Partner............. 44
         8.3      Removal of a General Partner....................................... 45
         8.4      Effect of Deemed Removal of a General Partner...................... 45

IX       RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.............................. 46
         9.1      Management of the Partnership...................................... 46
         9.2      Limited Liability of Limited Partners.............................. 46
         9.3      Ownership by Limited Partners of Interests in the General Partner
                     and its Affiliates.............................................. 46
         9.4      Redemption Rights.................................................. 47
         9.5      Consent Rights of the Special Limited Partner...................... 49
         9.6      Put Rights......................................................... 50

X        TRANSFERS OF COMMON PARTNERSHIP UNITS HELD BY LIMITED
         PARTNERS.................................................................... 50
         10.1     Purchase for Investment............................................ 50
         10.2     Restrictions on Transfers of Common Partnership Units
                     Held by Limited Partners........................................ 51
         10.3     Admission of Substitute Limited Partners and Additional
                     Limited Partners................................................ 52
         10.4     Rights of Assignees of Common Partnership Units.................... 53
         10.5     Effect of Bankruptcy, Death, Incompetence or Termination of
                     a Limited Partner............................................... 53
         10.6     Joint Ownership of Interests....................................... 53

XI       BOOKS AND RECORDS; ACCOUNTING AND TAX MATTERS............................... 54
         11.1     Books and Records.................................................. 54
         11.2     Custody and Investment of Partnership Funds; Bank Accounts......... 54
         11.3     Fiscal Year........................................................ 55
         11.4     Annual Tax Information............................................. 55
         11.5     Tax Matters Partner; Tax Elections; Special Basis Adjustments...... 55

                                      ii




         11.6     Reports to Limited Partners........................................ 56

XII      AMENDMENT OF AGREEMENT...................................................... 56
         12.1     Amendments......................................................... 56
         12.2     Meetings of the Partners........................................... 56

XIII     GENERAL PROVISIONS.......................................................... 57
         13.1     Notices............................................................ 57
         13.2     Survival of Rights................................................. 58
         13.3     Additional Documents............................................... 58
         13.4     Severability....................................................... 58
         13.5     Entire Agreement................................................... 58
         13.6     Waiver............................................................. 58
         13.7     Pronouns and Plurals............................................... 58
         13.8     Headings........................................................... 58
         13.9     Counterparts....................................................... 58
         13.10    Governing Law...................................................... 58


Exhibit A         General and Limited Partners
Exhibit B         Form of Notice of Redemption

                          FOURTH AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                           INSIGNIA PROPERTIES, L.P.


         This Fourth Amended and Restated Agreement of Limited Partnership of Insignia Properties, L.P., entered into on February 17, 1998 with retroactive effect to January 1, 1998 (this "AGREEMENT"), amends and restates in its entirety that certain Third Amended and Restated Agreement of Limited Partnership of Insignia Properties, L.P., dated as of August 1, 1997 (the "PRIOR AGREEMENT"), by and between Insignia Properties Trust, a Maryland real estate investment trust with offices at One Insignia Financial Plaza, P.O. Box 19059, Greenville, South Carolina 29602 ("IPT"), and Insignia Financial Group, Inc., a Delaware corporation with offices at One Insignia Financial Plaza, P.O. Box 1089, Greenville, South Carolina 29602 ("INSIGNIA").


                                   RECITALS

         WHEREAS, Insignia Properties Corporation, a Delaware corporation ("IPC"), as general partner, and the Insignia Commercial Group, Inc. (the "ORIGINAL LIMITED PARTNER"), as the sole limited partner, formed a Delaware limited partnership under the name Insignia Properties, L.P. (the "PARTNERSHIP") pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on May 16, 1996 and an Agreement of Limited Partnership, dated as of May 16, 1996, maintained at the offices of the Partnership (the "ORIGINAL AGREEMENT");

         WHEREAS, pursuant to a merger effective December 19, 1996, IPC was merged with and into IPT, as a result of which IPT succeeded to IPC's general partner interest in the Partnership and became the general partner of the Partnership;

         WHEREAS, pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership dated December 30, 1996, the Original Agreement was amended to provide, among other things, for the withdrawal of the Original Limited Partner from the Partnership and the admission of Insignia as a limited partner of the Partnership;

         WHEREAS, Insignia, the Partnership and IPT entered into that certain Advisory Agreement dated December 30, 1996, as amended (the "ADVISORY AGREEMENT"), pursuant to which Insignia provided certain advisory services to the Partnership and IPT; and

         WHEREAS, the parties to the Advisory Agreement have determined to terminate such agreement as of the date hereof, and in connection therewith the Partners wish to amend and restate this Agreement;

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   ARTICLE I
                                 DEFINED TERMS

         The following defined terms used in this Agreement shall have the meanings specified below:

         "ACCESSION AGREEMENT" means a written agreement between the Partnership and a Person seeking to be admitted as an Additional Limited Partner, a Substitute Limited Partner or an additional or substitute General Partner, as the case may be, which agreement shall, at a minimum, (i) provide that such Person accepts and agrees to be bound by all of the terms and provisions of this Agreement, and (ii) in the case of the admission of an Additional Limited Partner or a Substitute Limited Partner, grant the General Partner a power of attorney substantially the same as that contained in
Section 2.6 hereof.

         "ACT" means the Uniform Limited Partnership Act of the State of Delaware, as the same may be amended from time to time.

         "ADDITIONAL ADMINISTRATION ENTITIES" has the meaning set forth in
Section 7.2 hereof.

         "ADDITIONAL CONTROLLED REAL PROPERTY" means any real property other than an Initial Controlled Real Property of which IPT or the Partnership, or either of them, acquires direct or indirect control, whether as a result of a direct or indirect acquisition of (i) such real property itself or (ii) a direct or indirect controlling interest in a Business Entity that owns such real property.

         "ADDITIONAL DESIGNATED REAL PROPERTY" means each Additional Controlled Real Property which is a Multi-Family Residential Property and--

                  (i) with respect to which an Insignia Entity was providing Property Management Services immediately prior to its acquisition by the applicable IPT Entity;

                  (ii) the Controlling Interest in which was acquired by the applicable IPT Entity from an Insignia Entity or from MAE or an Affiliate thereof; or

                  (iii) with respect to which any Insignia Entity paid some form of consideration to any Person (other than another Insignia Entity) for the purpose of acquiring, or otherwise in respect of, the property management rights relating thereto.

         "ADDITIONAL LIMITED PARTNER" means a Person admitted to this Partnership as a Limited Partner pursuant to Sections 4.2 hereof and 9.3.

         "ADJUSTED AGGREGATE DESIGNATED FEES AMOUNT" means, as of any date of determination, an amount equal to the product of (x) the Base Aggregate Designated Fees Amount as of such date minus the Excluded Designated Fees Amount as of such date, multiplied by (y) the Designated Fees Adjustment Factor as of such date.

         "ADJUSTED AGGREGATE TOTAL FEES AMOUNT" means, as of any date of determination, an amount equal the gross aggregate amount of Property Management Fees paid or payable to Insignia Entities during the twelve-month period ending on such date in respect of all Controlled Real Properties (including Designated Real Properties), but only to the extent that such Property Management Fees were paid or payable by an IPT Entity (i.e., Property Management Fees paid or payable to Insignia Entities prior to the acquisition of a Controlling Interest in a Controlled Real Property shall not be included in this calculation); provided, however, that for purposes of the foregoing, with respect to each such Controlled Real Property (if any) which was a Designated Real Property as of such date of determination but was not a Designated Real Property throughout such entire twelve-month period, the amount of Property Management Fees paid or payable to Insignia Entities during such twelve-month period shall be deemed to be the amount of Property Management Fees actually paid or payable by IPT Entities to Insignia Entities during such shorter period annualized.

         "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Fiscal Year (a) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704- 1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Fiscal Year.

         "ADJUSTED PROPERTY" means any Partnership Property the Carrying Value of which has been adjusted pursuant to paragraphs (i)-(iv) of the definition of Carrying Value. For federal income tax purposes, upon a termination of the Partnership pursuant to Section 708 of the Code, the Partnership shall be deemed to have contributed its property to a new partnership in exchange for an interest in the new partnership and immediately thereafter the terminated partnership shall be deemed to have distributed the interest in the new partnership to its partners in liquidation thereof, and the property so deemed to be contributed shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to paragraphs
(i)-(iv) of the definition of Carrying Value.

         "ADMINISTRATION ALLOCATION AMOUNT" means, with respect to any Formation Partnership or Additional Administration Entity as of any date of determination, the allocated aggregate costs to Insignia Entities of fixed assets, long term obligations (leases, etc.), insurance, utilities, employees (including severance and similar termination payments) and other related items which were required to provide Partnership Administration Services to such Formation Partnership or Additional Administrative Entity or were incurred in connection with or as a result of the termination of the retention of Insignia Entities to provide such services, which allocated costs shall be determined by Insignia in good faith based on, among other things, the remaining useful life or alternative use of fixed assets, the remaining term of and financial commitments relating to long term obligations and losses or increased costs resulting from decreased economies of scale and bulk purchasing power.

         "ADMINISTRATIVE EXPENSES" means all administrative and operating costs and expenses incurred by the Partnership, the General Partner and/or IPT, including without limitation costs and expenses (in each case of the Partnership, the General Partner, IPT or any Subsidiary thereof): (i) relating to the formation and continuity of existence of thereof and any Subsidiary thereof, including taxes, fees and assessments associated therewith, and any and all costs, expenses or fees payable to any trustee, director, officer or employee thereof (including any costs of indemnification); (ii) relating to any offer or registration of equity or debt securities and all statements, reports, fees and expenses incidental thereto, including without limitation underwriting discounts and selling commissions applicable to any such offer of securities and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof;
(iii) incurred in connection with the issuance, repurchase or redemption of any securities, including without limitation Common IPT Shares, Other IPT Securities and Partnership Interests; (iv) associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations, including filings with the Commission; (v) associated with compliance with laws, rules and regulations promulgated by any regulatory body, including, if applicable, the Commission and any securities exchange; and (vi) associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for trustees, directors, officers or employees; and (vii) otherwise incurred in the ordinary course of business.

         "AFFILIATE" means, with respect to any Person, any other Person which controls, is controlled by or is under common control with, such Person. As used in this definition "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) when used in connection with Insignia, "Affiliate" shall not include IPT, the Partnership, MAE or any of their respective Subsidiaries; and (b) when used in connection with IPT or the Partnership, "Affiliate" shall not include Insignia, MAE or any of their respective Subsidiaries.

         "AGREED VALUE" means the fair market value of Contributed Property or services contributed to the Partnership as of the date of contribution as determined in good faith by the General Partner.

         "AGREEMENT" means this Fourth Amended and Restated Agreement of Limited Partnership, as the same may be amended from time to time.

         "AUTHORIZATION DATE" has the meaning set forth in Section 7.6(e) hereof.

         "BANK" has the meaning set forth in Section 9.6 hereof.

         "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended.

         "BASE AGGREGATE DESIGNATED FEES AMOUNT" means, as of any date of determination, the sum of (x) $13,258,528 (which represents the total Base Designated Fee Amounts with respect to each and every Initial Designated Real Property (notwithstanding that such real property may no longer be controlled by any IPT Entity)), plus (y) the total Base Designated Fee Amounts with respect to each and every Additional Designated Real Property which became such on or prior to such date of determination (regardless of whether such real property continues to be controlled by an IPT Entity as of such date of determination).

         "BASE DESIGNATED FEE AMOUNT" means, except as otherwise agreed in writing by the Partnership and Insignia on a property by property basis to account for special circumstances, (i) with respect to each Initial Designated Real Property, the aggregate amount of Property Management Fees paid or payable to Insignia Entities in respect of such Initial Designated Real Property during the twelve-month period ended December 31, 1996; (ii) with respect to each Additional Designated Real Property with respect to which an Insignia Entity was providing Property Management Services immediately prior to its acquisition by the applicable IPT Entity, the aggregate amount of Property Management Fees paid or payable to Insignia Entities in respect of such Additional Designated Real Property during the twelve-month period immediately preceding the month during which a Controlling Interest therein was acquired by an IPT Entity (provided, however, that if Insignia Entities managed such Additional Designated Real Property for less than the entire twelve-month period immediately preceding such acquisition, then the aggregate amount of Property Management Fees paid or payable to Insignia Entities during such shorter period shall be annualized for purposes hereof); and (iii) with respect to each other Additional Designated Real Property, the amount of Property Management Fees which would have been payable to Insignia Entities during the twelve-month period immediately preceding the month during which a Controlling Interest therein was acquired by an IPT Entity assuming the Property Management Agreement required to be entered into with respect to such Additional Designated Real Property pursuant to Section 7.1 hereof had been in effect throughout such twelve-month period. The Partnership shall maintain a regularly updated schedule setting forth the Base Designated Fee Amount with respect to each Designated Real Property.

         "BOARD" means the Board of Trustees of IPT.

         "BUSINESS DAY" means day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "BUSINESS ENTITY" means any corporation, joint venture, partnership, limited liability company, trust or other business entity.

         "CAPITAL ACCOUNT" has the meaning set forth in Section 4.5 hereof.

         "CAPITAL CONTRIBUTION" means a contribution of cash, services or Contributed Property to the Partnership in exchange for Partnership Interests pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include any Capital Contributions made by a predecessor holder of the Partnership Interests of such Partner.

         "CAPITAL TRANSACTION" means the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than insurance proceeds not reinvested in the repair, replacement or reconstruction of Partnership Properties) or other disposition of all or any part of any Partnership Property (or the Partnership's interest therein).

         "CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts, and (b) with respect to any other Partnership Property, the adjusted basis of such property for federal income tax purposes, in each case as of the time of determination. The Carrying Value of any Partnership Property shall be adjusted from time to time to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership Properties, as deemed appropriate by the General Partner, as follows:

                  (i) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in the immediate following paragraph (ii), the Carrying Values of all Partnership Properties shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership Property, as of the times of the adjustments provided in the immediate following paragraph (ii), as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such Partnership Property and allocated pursuant to Section 5.1 hereof.

                  (ii) Such adjustments shall be made as of the following times: (A) immediately prior to the acquisition of any additional Partnership Interests by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property in respect of any Partnership Interest; and (C) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (A) and (B) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                  (iii) In accordance with Regulations Section
         1.704-1(b)(2)(iv)(e), the Carrying Values of Partnership Property distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership Property as of the time it is distributed.

                  (iv) In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership Properties (including cash and cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Section 5.6 hereof, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt. The General Partner or the Liquidator, as the case may be, shall allocate such aggregate value among the Partnership's Properties (in such manner as it determines in its sole and absolute discretion) to arrive at a fair market value for each individual Partnership Property.

         "CASH INCENTIVE RIGHT" means any share appreciation right, performance share award or other similar right pursuant to which the holder thereof is entitled to receive cash payments based on the performance of Common IPT Shares.

         "CASH REDEMPTION CONSIDERATION" means, with respect to each Redeemable Unit to be purchased by the Partnership, cash in an amount equal to the product of (x) the IPT Share Value as of the date of receipt by the General Partner of the applicable Notice of Redemption, multiplied by (y) the Conversion Factor in effect on such date.

         "CAUSE" means the entry of a final, nonappealable judgment by the highest court having proper jurisdiction over the matter in question determining that a Person has committed fraud or willful malfeasance with respect to another Person or Persons.

         "CERTIFICATE" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 2.6 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to (i) perfect or maintain the Partnership as a limited partnership, (ii) effect the admission, withdrawal or substitution of any Partner of the Partnership or (iii) protect the limited liability of the Limited Partners under the laws of the State of Delaware or such jurisdiction.

         "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMMON IPT SHARE" means a common share of beneficial interest of IPT, $.01 par value, or a share of the common equity of any successor entity.

         "COMMON PARTNERSHIP UNIT" means a fractional, undivided share of common ownership interest in the Partnership, with economic rights and preferences substantially the same as a Common IPT Share.

         "CONTRACT LOSS FEE" has the meaning set forth in section 7.2 hereof.

         "CONTRIBUTED PROPERTY" means any Partnership Property (excluding cash) contributed or deemed contributed to the Partnership by a Partner (including for this purpose any Partnership Property deemed contributed to new partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to paragraphs (i)-(iv) of the definition of Carrying Value, such property shall no longer constitute a Contributed Property for purposes of paragraphs (i)-(iv) of the definition of Carrying Value, but shall be deemed an Adjusted Property for such purposes.

         "CONTROLLED REAL PROPERTY" means any Initial Controlled Real Property or Additional Controlled Real Property.

         "CONTROLLING INTEREST" means, with respect to each Controlled Real Property, the interest (whether equity, debt, contractual or otherwise, and including fee simple ownership) directly or indirectly held by an IPT Entity which results in or causes such real property to be classified as an "Initial Controlled Real Property" or an "Additional Controlled Real Property," as the case may be, pursuant to the respective definitions thereof.

         "CONVERSION ADJUSTMENT EVENT" means each of the following events: (i) IPT pays a dividend on its outstanding Common IPT Shares in Common IPT Shares,
(ii) IPT otherwise makes a distribution of Common IPT Shares to all holders of its outstanding Common IPT Shares, (iii) IPT subdivides its outstanding Common IPT Shares and (iv) IPT combines its outstanding Common IPT Shares into a smaller number of Common IPT Shares.

         "CONVERSION FACTOR" means 1.0, as continuously and automatically adjusted from time to time to take into account the occurrence of Conversion Adjustment Events, as follows: as of the "effective date" of each Conversion Adjustment Event, the Conversion Factor in effect immediately prior to the "effective date" of such Conversion Adjustment Event shall be multiplied by a fraction, the numerator of which shall be the number of Common IPT Shares which will be issued and outstanding immediately after the occurrence of such Conversion Adjustment Event (without regard to the effect of any non-issuance of fractional shares), and the denominator of which shall be the actual number of Common IPT Shares issued and outstanding immediately prior to the "effective date" of such Conversion Adjustment Event, with the result being the new Conversion Factor in effect until such time, if ever, as another Conversion Adjustment Event occurs. For purposes of the foregoing, the "effective date" of a Conversion Adjustment Event shall be the earlier of (i) the record date for such Conversion Adjustment Event, if any, or (ii) the effective or payment date for such Conversion Adjustment Event.

         "DEPRECIATION" means, with respect to any particular Partnership Property for any period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to such Partnership Property for such period, except that if the Carrying Value of such Partnership Property differs from its adjusted basis for federal income tax purpose at the beginning of such period, Depreciation shall mean an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

         "DESIGNATED FEE" means any Property Management Fee paid or payable to an Insignia Entity pursuant to a Designated Property Management Agreement.

         "DESIGNATED FEES ADJUSTMENT FACTOR" means, as of any date of determination, a fraction, the numerator of which is the aggregate amount of Property Management Fees paid or payable to Insignia Entities during the twelve-month period ending on such date in respect of Designated Real Properties which were the subject of Designated Property Management Agreements in effect throughout such twelve-month period, and the denominator of which is the sum of the Base Designated Fee Amounts with respect to the same Designated Real Properties.

         "DESIGNATED PROPERTY MANAGEMENT AGREEMENT" means a Property Management Agreement relating to a Designated Real Property.

         "DESIGNATED REAL PROPERTY" means each Initial Designated Real Property and Additional Designated Real Property.

         "EVENT OF WITHDRAWAL" means any event specified in Section 17-402 of the Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED DESIGNATED FEES AMOUNT" means, as of any date of determination, the gross aggregate amount of Property Management Fees which would have been paid or payable to Insignia Entities during the twelve-month period ending on such date in respect of Designated Real Properties but were not solely as a result of one or more of the following: (i) a continuous material breach of a Designated Property Management Agreement by an Insignia Entity, as determined by a final, nonappealable judgment of the highest court having jurisdiction with respect to the matter question, (ii) termination of a Designated Property Management Agreement by an Insignia Entity or (iii) termination of a Designated Property Management Agreement by the applicable Property-Owning Entity for Cause.

         "EXISTING TERMS" has the meaning set forth in Section 7.1(a) hereof.

         "EXTRAORDINARY TRANSACTION" means any (a) merger, consolidation or other combination of IPT with or into another Person, or sale of all or substantially all of IPT's assets (other than in connection with a change in the jurisdiction of IPT's organization or organizational form), or (b) reclassification of the Common IPT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of Common IPT Shares).

         "FISCAL YEAR" has the meaning set forth in Section 11.3 hereof.

         "FORMATION PARTNERSHIP" means each of the public real estate limited partnerships listed on Schedule I hereto.

         "GENERAL PARTNER" means IPT, in its capacity as general partner of the Partnership, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of its status as General Partner, or as a director, trustee, officer or employee of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

         "INITIAL CONTROLLED REAL PROPERTY" means any real property owned or otherwise controlled by a Formation Partnership as of January 1, 1997.

         "INITIAL DESIGNATED REAL PROPERTY" means each Initial Controlled Real Property which is a Multi-Family Residential Property.

         "INSIGNIA" means Insignia Financial Group, Inc., in any capacity other than that of Special Limited Partner.

         "INSIGNIA ENTITY" means Insignia and each of its Affiliates.

         "INVESTORS AGREEMENTS" means those certain Investors Agreements entered into by and among IPT, the Partnership, Insignia and the investors who purchased Common IPT Shares in private offerings, as the same may be amended from time to time.

         "IPT" means Insignia Properties Trust, a Maryland real estate investment trust, when referred to in any capacity other than as General Partner.

         "IPT CHARTER" means the Declaration of Trust of IPT filed with the State Department of Assessments and Taxation of the State of Maryland, as the same has been and may be amended or restated from time to time.

         "IPT ENTITY" means each of IPT, the Partnership and each Business Entity which holds a Controlling Interest.

         "IPT SHARE INCENTIVE PLAN" means any incentive compensation plan, dividend reinvestment plan, direct share purchase plan or other incentive plan adopted by IPT from time to time pursuant to which Common IPT Shares may be issued to Persons entitled to participate therein.

         "IPT SHARE VALUE" means, as of any date of determination, the Market Value of a Common IPT Share as of such date.

         "LIMITED PARTNER" means Insignia, in its capacity as a limited partner in the Partnership, and each other Person who is admitted to the Partnership as a Substitute Limited Partner or Additional Limited Partner, in such Person's capacity as a limited partner in the Partnership.

         "LOSSES" has the meaning set forth in Section 5.1(f) hereof.

         "MAE" means Metropolitan Asset Enhancement, L.P., a Delaware limited partnership.

         "MARKET VALUE" means, with respect to any security, the average daily market price of such security for the ten consecutive trading days immediately preceding the date of such valuation, determined as follows: (i) if such security is listed or admitted to trading on any securities exchange or quoted on The Nasdaq National Market, the closing price, regular way, on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if such security is not listed or admitted to trading on any securities exchange or quoted on The Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a recognized quotation source designated by the General Partner; or (iii) if such security is not listed or admitted to trading on any securities exchange or quoted on The Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a recognized quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of such security shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and further provided that if such security includes any additional rights the value of which is not included within such price, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate and included in determining the "Market Value" thereof.

         "MULTI-FAMILY RESIDENTIAL PROPERTY" means traditional apartment rental properties located in the United States; provided, however, that "Multi-Family Residential Property" does not include (i) condominiums, (ii) cooperatives, (iii) congregate care facilities, (iv) apartment rental properties with respect to which the landlord provides material services in addition to those services traditionally provided by landlords to apartment tenants, (v) apartment rental properties which are deemed "affordable" (based on a majority of their dwelling units), (vi) apartment rental properties which are developed by an Insignia Entity or (vii) apartment rental properties in which IPT and the Partnership are prohibited from investing, whether due to restrictions herein or in the IPT Charter or as a result of the adoption of a policy by the Board.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704- 2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

         "NONRECOURSE LIABILITY" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "NOTICE OF REDEMPTION" means a written notice substantially in the form attached as Exhibit B hereto.

         "ORIGINAL LIMITED PARTNER" has the meaning set forth in the recitals of this Agreement.

         "OTHER IPT SECURITY" means any of the following securities issued by
IPT: (i) any equity security of IPT other than Common IPT Shares; (ii) any Right; (iii) any other right, option or warrant to acquire any equity security of IPT (including Common IPT Shares); and (iv) any security which is convertible into or exchangeable for any equity security of IPT (including Common IPT Shares).

         "OTHER PARTNERSHIP SECURITY" means any of the following securities issued by the Partnership: (i) any equity security of the Partnership other than Common Partnership Units; (ii) any right, option or warrant to acquire any equity security of the Partnership (including Common Partnership Units); and (iii) any security which is convertible into or exchangeable for any equity security of the Partnership (including Common Partnership Units).

         "PARTNER" means any General Partner or Limited Partner. The name and address of each Partner are set forth on Exhibit A hereto, as the same may be amended from time to time.

         "PARTNER MINIMUM GAIN" means, with respect to any Partner Nonrecourse Debt, an amount equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations
Section 1.704- 2(b)(4).

         "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section
1.704-2(i)(2).

         "PARTNERSHIP ADMINISTRATION SERVICES" means services relating to the administration and management of a Business Entity, including without limitation asset management, accounting and investor relations services.

         "PARTNERSHIP INTEREST" means any Common Partnership Unit or Other Partnership Security.

         "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations
Section 1.704- 2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "PARTNERSHIP PROPERTY" means any asset, property or other thing of value any kind or character, whether real, personal or mixed and whether tangible or intangible, in which the Partnership holds an ownership interest.

         "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for any distribution of cash made pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by IPT for the corresponding dividend (or distribution) to holders of Common IPT Shares.

         "PERCENTAGE INTEREST" means, with respect to any Partner as of any date, the percentage common ownership interest in the Partnership of such Partner, as determined by dividing the number of Common Partnership Units owned by such Partner on such date by the total number of Common Partnership Units outstanding on such date.

         "PERSON" means any individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any governmental agency or political subdivision thereof, and includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

         "PRIOR AGREEMENT" has the meaning set forth in the introductory paragraph of this Agreement.

         "PROFITS" has the meaning set forth in Section 5.1(f) hereof.

         "PROPERTY-OWNING ENTITY" means a Business Entity that owns a Controlled Real Property.

         "PROPERTY MANAGEMENT AGREEMENT" means an agreement between a Property-Owning Entity and an Insignia Entity pursuant to which an Insignia Entity has the right to provide Property Management Services with respect to a Controlled Real Property in exchange for cash fees and reimbursements.

         "PROPERTY MANAGEMENT FEE" means any fee paid or payable to any Person for providing Property Management Services.

         "PROPERTY MANAGEMENT SERVICES" means services relating to the day-to-day management and operations of real property.

         "PROPERTY-OWNING ENTITY" means each Business Entity which owns a Controlled Real Property, including, if applicable, each of IPT and the Partnership.

         "PUT HOLDER" has the meaning set forth in Section 9.6 hereof.

         "PUT RIGHT" has the meaning set forth in Section 9.6 hereof.

         "REAL ESTATE ASSET FEES" has the meaning set forth in Section 6.9 hereof.

         "REDEEMABLE UNITS" means Common Partnership Units held by a Limited Partner which have been outstanding for at least one year.

         "REDEEMING PARTNER" means a Limited Partner who has delivered a Notice of Redemption pursuant to and in accordance with Section 9.4(a).

         "REDEMPTION DATE" means the first Business Day of the month that commences at least ten (10) Business Days after the last day of the applicable Redemption Election Period; subject, however, to the General Partner's right to extend the Redemption Date as provided in Section 9.4(c).

         "REDEMPTION ELECTION PERIOD" means a period commencing on the first Business Day following the date of receipt by the General Partner of a Notice of Redemption and ending on the twentieth (20th) Business Day thereafter.

         "REDEMPTION RIGHT" has the meaning set forth in Section 9.4(a) hereof.

         "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

         "REGULATORY ALLOCATIONS" has the meaning set forth in Section 5.1(c) hereof.

         "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

         "RIGHTS" means any rights, options, warrants or convertible or exchangeable securities issued to all holders of Common IPT Shares entitling the holders thereof to subscribe for or purchase, or surrender for exchange, Common IPT Shares or any other securities or property of IPT.

         "SALE NOTICE" has the meaning set forth in Section 7.6 hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARE REDEMPTION CONSIDERATION" means, with respect to each Redeemable Unit to be acquired by IPT, a number of Common IPT Shares, rounded down to the nearest whole number, equal to the product of (x) the number of Redeemable Units to be acquired by IPT pursuant to its first right provided for in Section 9.4(b), multiplied by (y) the Conversion Factor in effect on the date of receipt by the General Partner of the applicable Notice of Redemption; together with a correlative number of any Rights associated with a Common IPT Share (if any); plus cash in lieu of a fractional Common IPT Share based on the IPT Share Value on such date.

         "SPECIAL LIMITED PARTNER" means Insignia in its capacity as a Limited Partner.

         "SUBSIDIARY" means, with respect to any Person, Business Entity of which a majority of (i) the voting power of the voting equity securities or
(ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

         "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 hereof.

         "TRANSFER" has the meaning set forth in Section 10.2(a) hereof.

         "TRIGGERING EVENT" has the meaning set forth in Section 7.2 hereof.

         "UNREALIZED GAIN" means, with respect to any item of Partnership Property as of any date of determination, the excess, if any, of (a) the fair market value of such Partnership Property (as determined under the definition of Carrying Value) as of such date, over (b) the Carrying Value of such Partnership Property (prior to any adjustment to be made pursuant to the definition of Carrying Value) as of such date.

         "UNREALIZED LOSS" means, with respect to any item of Partnership Property as of any date of determination, the excess, if any, of (a) the Carrying Value of such Partnership Property (prior to any adjustment to be made pursuant to the definition of Carrying Value) as of such date, over (b) the fair market value of such Partnership Property (as determined under the definition of Carrying Value) as of such date.


                                  ARTICLE II
                  PARTNERSHIP CONTINUATION AND IDENTIFICATION

         2.1 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interests of each Partner shall be personal property for all purposes.

         2.2 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership is "Insignia Properties, L.P." The specified office and principal place of business of the Partnership is One Insignia Financial Plaza, P.O. Box 19059, Greenville, South Carolina 29602. The General Partner may at any time change the location of such office, provided that the General Partner gives notice to the other Partners of any such change. The name and address of the Partnership's registered agent in Delaware is The Prentice-Hall Corporation Systems, Inc., 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

         2.3 PARTNERS. The Partners are those Persons identified on Exhibit A hereto. The General Partner shall update Exhibit A from to time to time to reflect the withdrawal of any Partner, the admission of any Additional Limited Partner or Substitute Limited Partner and the admission of any additional or substitute General Partner.

         2.4      TERM AND DISSOLUTION.

                  (a) The term of the Partnership shall continue in full force and effect until December 31, 2097, except that the Partnership shall be sooner dissolved as provided in Section 8.4 or upon the first to occur of any of the following events:

                           (i) an election to dissolve the Partnership made by
                  the General Partner upon approval by the Special Limited Partner;

                           (ii) the passage of 90 days after the sale or other
                  disposition of all or substantially all of the Partnership Properties; provided, however, that if the Partnership receives installment obligations as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such obligations are paid in full or otherwise satisfied;

                           (iii) the redemption of all Common Partnership
                  Units held by Limited Partners; or

                           (iv) the entry of a decree of judicial dissolution
                  of the Partnership pursuant to the provisions of the Act.

                  (b) Upon dissolution of the Partnership, the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership Properties, applying and distributing the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of or withhold from distribution, for a reasonable time, any Partnership Properties (including those necessary to satisfy the Partnership's debts and obligations) or (ii) distribute Partnership Properties to the Partners in kind.

         2.5 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file, at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

         2.6      POWER OF ATTORNEY.

                  (a) Each Limited Partner and each assignee hereby constitutes and appoints the General Partner and its authorized officers, each of them acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                           (i) execute, swear to, seal, acknowledge, deliver,
                  file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, the Certificate and all amendments or restatements thereof and amendments and restatements to this Agreement approved in accordance with this Agreement) that the General Partner deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including without limitation a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles VIII or X hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partners; and

                           (ii) execute, swear to, acknowledge and file all
                  ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, given, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement;

         provided, however, that the foregoing shall not be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XII hereof or as may be otherwise expressly provided for in this Agreement.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent legal incapacity, death or dissolution of any Limited Partner or assignee or the transfer of all or any portion of a Limited Partner's or assignee's Common Partnership Units and shall extend to a Limited Partner's or assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney, and each Limited Partner or assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner or assignee shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.


                                  ARTICLE III
                    PURPOSE AND BUSINESS OF THE PARTNERSHIP

         3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit IPT at all times to qualify as a REIT; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own any interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting IPT's right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that IPT's current status as a REIT, and the avoidance of income and excise taxes on IPT, inures to the benefit of all the Partners and not solely to IPT. Notwithstanding the foregoing, the Limited Partners acknowledge that IPT may terminate its status as a REIT under the Code at any time and to the full extent permitted by the IPT Charter. Subject to Article XII hereof, the General Partner shall also be empowered (but shall not be required) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for the purposes of Section 7704 of the Code.


                                  ARTICLE IV
                      CAPITAL CONTRIBUTIONS AND ACCOUNTS

         4.1 CAPITAL CONTRIBUTIONS. The General Partner and the Limited Partners have contributed to the capital of the Partnership cash, services or Contributed Property in an amount or having an Agreed Value set forth opposite their names on Exhibit A hereto, as amended from time to time.

         4.2 ADDITIONAL CAPITAL CONTRIBUTIONS; ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.2 and Section 4.3 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. However, with the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, the Partners may contribute additional capital to the Partnership from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.

                  (a) General. Subject to Section 9.5(c), the General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons, for such consideration and on such terms and conditions as shall be determined by the General Partner in its discretion, all without the approval of any Limited Partners; provided, however, that only Common Partnership Units may be issued to Limited Partners; and further provided that no additional Partnership Interests shall be issued to the General Partner (acting in its capacity as such) unless such issuance is (x) pursuant to
         Section 4.2(b) or (y) in connection with an issuance of Common Partnership Units to all Partners pro rata in proportion to their respective Percentage Interests. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of IPT and the Partnership. Upon each issuance of Partnership Interests hereunder, the General Partner shall amend Exhibit A hereto to reflect such issuance.

                  (b) Certain Required Additional Capital Contributions by, and Issuances of Additional Partnership Interests to, IPT.

                           (i) Upon the issuance by IPT of any additional
                  Common IPT Shares on or after the date hereof, including pursuant to an IPT Share Incentive Plan, IPT, in its capacity as General Partner, shall contribute to the Partnership as a Capital Contribution all proceeds of such issuance (other than non-cash proceeds which, if contributed to the Partnership, would cause IPT to lose its REIT status), and (B) the Partnership shall issue to IPT a number of additional Common Partnership Units equal the product of
                  (x) the number of additional Common IPT Shares issued by IPT, multiplied by (y) a fraction, the numerator of which is
                  1.0 and the denominator of which is the Conversion Factor in effect on the date of such issuance of additional Common IPT Shares; provided, however, that this Section 4.2(b)(i) shall not apply to any issuance of Other Common IPT Shares which is made (A) in connection with a redemption of Common Partnership Units pursuant to Section 9.4 hereof, (B) pro rata to all holders of Common IPT Shares or (C) in connection with an acquisition of property to be held by IPT other than by, through of for the benefit of the Partnership.

                           (ii) Upon the issuance by IPT of any Other IPT
                  Securities, IPT, in its capacity as General Partner, shall contribute to the Partnership as a Capital Contribution all proceeds of such issuance (other than non-cash proceeds which, if contributed to the Partnership, would cause IPT to lose its REIT status), and (B) the Partnership shall issue to IPT a like number of Other Partnership Securities, which Other Partnership Securities shall have designations, preferences and other rights substantially similar, with respect to the economic interests they represent, to those of the corresponding Other IPT Securities issued by IPT; provided, however, that this Section 4.2(b)(ii) shall not apply to any issuance of Other IPT Securities which is made (A) pro rata to all holders of Common IPT Shares or (B) in connection with an acquisition of property to be held by IPT other than by, through or for the benefit of the Partnership.

                           (iii) IPT is expressly authorized to issue
                  additional Common IPT Shares and Other IPT Securities for less than fair market value, and, in its capacity as General Partner, to cause the Partnership to issue corresponding Common Partnership Units and Other Partnership Securities to IPT (including without limitation issuances of additional Common IPT Shares and corresponding Common Partnership Units pursuant to an IPT Share Incentive Plan providing for purchases of additional Common IPT Shares at a discount from fair market value by the Persons entitled to participate in such plan), provided that (x) IPT concludes in good faith that such issuances are in the best interest of IPT and the Partnership and (y) IPT, in its capacity as General Partner, contributes all proceeds from such issuances to the Partnership.

                           (iv) For all purposes of this Agreement, if, in
                  connection with any issuance by IPT of additional Common IPT Shares or Other IPT Securities subject to the provisions of this Section 4.2(b), the proceeds from such issuance actually received by IPT and contributed to the Partnership as a Capital Contribution (as required by Sections 4.2(b)(i) and (ii), respectively) constitute less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance or the fact that certain of such non-cash proceeds may not be contributed to the Partnership IPT to lose its REIT status, then (x) IPT shall be deemed to have made a Capital Contribution to the Partnership in the aggregate amount of the gross proceeds of such issuance and
                  (y) the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Interests to IPT pursuant to Sections 4.2(b)(i) and (ii), respectively.

         4.3 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, (ii) cause the Partnership to obtain such funds through the sale of additional Partnership Interests, or (iii) elect to have the General Partner provide such funds to the Partnership through loans or otherwise.

         4.4 NO PREEMPTIVE RIGHTS. Except as specifically provided in this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to

(a) additional Capital Contributions or loans to the Partnership or (b) any issuance or sale of any Partnership Interests.

         4.5      CAPITAL ACCOUNTS.

                  (a) General. The Partnership shall maintain for each Partner a separate capital account (each, a "CAPITAL ACCOUNT") in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement (net of liabilities secured by Contributed Property that the Partnership is considered to assume or take subject to under
         Section 752 of the Code) and (b) all items of Profit (including income and gain exempt from tax) computed in accordance with Section 5.1(f) hereof and allocated to such Partner pursuant to Sections 5.1(a) and (b) of this Agreement, and decreased by (i) the amount of cash or Carrying Value (as adjusted in the definition of Carrying Value) of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 or the Code) and (ii) all items of Loss computed in accordance with Section 5.1(f) hereof and allocated to such Partner pursuant to Sections 5.1(a) and 5.1(b) hereof.

                  (b) Modification by General Partner. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including without limitation debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner or any Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it will not have a material effect on the amounts distributable to any Person pursuant to Section 5.6 hereof upon the liquidation of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704- 1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

         4.6 PERCENTAGE INTERESTS. If the Partners' Percentage Interests change during a Fiscal Year, then Profits and Losses (and solely for this purpose, items specially allocated pursuant to Sections 5.1(b) and 5.1(c) hereof) for such Fiscal Year shall be allocated between the part of the year ending on the day when the Partnership's Property is revalued by the General Partner and the part of the year beginning on the following day either (a) as if the Fiscal Year had ended on the date of the adjustment or (a) based on the number of days in each part, with the choice between method (a) and method (b) being in the sole discretion of the General Partner. The allocation of Profits and Losses for the earlier part of the year shall be based on the Partners' respective Percentage Interests before the change, and the allocation of Profits and Losses for the later part shall be based on the Partners' respective adjusted Percentage Interests.

         4.7 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

         4.8 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

         4.9 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of any Partner hereunder to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such right or obligation be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner or a Partnership Property.

         4.10 CASH INCENTIVE RIGHTS. If IPT grants any trustee, officer or employee of, or advisor or consultant to, IPT any Cash Incentive Right, then simultaneously the Partnership shall be deemed to have granted to IPT a corresponding and economically equivalent right. Consequently, upon the cash payment by IPT to a holder of a Cash Incentive Right, the Partnership shall make an equal cash payment to IPT.

         4.11     MANDATORY REPURCHASES OF PARTNERSHIP INTERESTS HELD BY IPT.

                  (a) Upon any redemption, repurchase or other acquisition by IPT of any of its outstanding Common IPT Shares, the General Partner shall cause the Partnership to purchase from IPT a number of Common Partnership Units equal to the product of (x) the number Common IPT Shares so redeemed, repurchased or otherwise acquired, multiplied by
         (y) the Conversion Factor in effect on the date of such redemption, repurchase or other acquisition of outstanding Common IPT Shares, with the terms (price, form of consideration, timing of payment, etc.) of such purchase of Common Partnership Units from IPT being as nearly substantively identical to the terms of such redemption, repurchase or other acquisition by IPT of its outstanding Common IPT Shares as practicable.

                  (b) Upon any redemption, repurchase or other acquisition by IPT of any of its outstanding Other IPT Securities, the General Partner shall cause the Partnership to purchase from IPT a corresponding number of economically equivalent Other Partnership Securities, with the terms (price, form of consideration, timing of payment, etc.) of such purchase of Other Partnership Securities from IPT being as nearly substantively identical to the terms of such redemption, repurchase or other acquisition by IPT of its outstanding Other IPT Securities as practicable.


                                   ARTICLE V
                       PROFITS AND LOSSES DISTRIBUTIONS

         5.1      ALLOCATION OF PROFITS AND LOSSES.

                  (a) General. Except as otherwise provided in Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(i), Profits and Losses for each Fiscal Year of the Partnership shall be allocated among the Partners as follows:

                           (i) Profits. After giving effect to the special
                  allocations set forth in Sections 5.1(b) and 5.1(c) hereof, Profits for any Fiscal Year shall be allocated to the Partners in proportion to their Percentage Interests.

                           (ii) Losses. After giving effect to the special
                  allocations set forth in Sections 5.1(b), 5.1(c) and 5.1(d) hereof, Losses for any Fiscal Year shall be allocated to the Partners in proportion to their Percentage Interests.

                  (b) Special Allocations. The following special allocations shall be made in the following order:

                           (i) Minimum Gain Chargeback. Except as otherwise
                  provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article V, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
                  Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto, and the items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.1(b)(i) is
                  intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                           (ii) Partner Minimum Gain Chargeback.
                  Notwithstanding any other provision of this Article V (other than Section 5.1(b)(i) hereof, except as provided in Regulations Section 1.704-2(i)(4)), if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
                  Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto, and the items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.1(b)(ii) is
                  intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                           (iii) Qualified Income Offset. In the event any
                  Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
                  1.704- 1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible; provided, however, that an allocation pursuant to this Section 5.1(b)(iii) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this
                  Section 5.1(b)(iii) were not in this Agreement. This Section 5.1(b)(iii) is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii) and shall be interpreted consistently therewith.

                           (iv) Gross Income Allocation. In the event any
                  Limited Partner has an Adjusted Capital Account Deficit at the end of any Fiscal Year which is in excess of the sum of
                  (x) the amount such Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (y) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 5.1(b)(iv) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.1(b)(iii) hereof and this Section 5.1(b)(iv) were not in this Agreement.

                           (v) Nonrecourse Deductions. Nonrecourse Deductions
                  for any Fiscal Year shall be allocated to the Partners in accordance with their Percentage Interests.

                           (vi) Partner Nonrecourse Deductions. Any Partner
                  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
                  Section 1.704-2(i)(1).

                           (vii) Section 754 Adjustments. To the extent an
                  adjustment to the adjusted tax basis of any Partnership Property is required pursuant to Code Section 734(b) or 743(b) and Regulations Section 1.704-1(b)(2)(iv)(m)(2) or
                  (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of such Partnership Property) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Code Sections and Regulations.

                  (c) Curative Allocations. The allocations set forth in Sections 5.1(b)(i) through (vii) and 5.1(d) hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain loss or deduction pursuant to this
         Section 5.1(c). Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 5.1(a), 5.1(b) 5.1(g) and 5,1(i) hereof; provided, however, that the General Partner shall not make special allocations of income or gain under this
         Section 5.1(c) to offset Regulatory Allocations previously made pursuant to Sections 5.1(b)(v) and 5.1(b)(vi) hereof.

                  (d) Loss Limitation. Losses allocated pursuant to Section 5.1(a)(ii) hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to
         Section 5.1(a)(ii) hereof, the limitation set forth in this Section 5.1(d) shall be applied on a Partner by Partner basis, and Losses not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partner's

         Capital Accounts so as to allocate the maximum permissible Losses to each Partner under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  (e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interests, the distributive shares of the various items of Profit and Loss (and solely for this purpose, items specially allocated pursuant to
         Section 5.1(b) and 5.1(c) hereof) allocable among the Partners during such Fiscal Year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership's Fiscal Year had ended on the date of the transfer, or
         (ii) based on the number of days of such Fiscal Year that each was a Partner without regard to the results of Partnership activities in the respective portions of such Fiscal Year in which the transferor and the transferee were Partners, with the choice between method (i) and method (ii) being in the sole discretion of the General Partner.

                  (f) Definition of Profits and Losses. "PROFITS" and "LOSSES" mean, for any period, an amount equal to the Partners's taxable income or loss, respectively, for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt
                  from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described
                  in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

                           (iii) In the event the Carrying Value of any
                  Partnership Property is adjusted pursuant to the definition of Carrying Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Partnership Property for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting from any disposition of
                  Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Partnership Property disposed of, notwithstanding that the adjusted tax basis of such Partnership Property may differ from its Carrying Value;

                           (v) In lieu of the depreciation, amortization and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period (computed in accordance with the definition of Depreciation herein);

                           (vi) To the extent an adjustment to the adjusted
                  tax basis of any Partnership Property pursuant to Code
                  Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such Partnership Property) or loss (if the adjustment decreases the basis of such Partnership Property) from the disposition of such Partnership Property and shall be taken into account for purposes of computing Profits or Losses; and

                           (vii) Notwithstanding any other provisions of this
                  definition of Profits and Losses, any items which are specially allocated pursuant to Section 5.1(b) or Section 5.1(c) hereof shall not be taken into account in computing Profits or Losses.

         The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.1(b) and 5.1(c) hereof shall be determined by applying rules analogous to those set forth above relating to the allocation of Profits and Losses.

                  (g)      Other Allocation Rules.

                           (i) For purposes of determining the Profits, Losses
                  and other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

                           (ii) All allocations to the Limited Partners
                  pursuant to this Article V shall, except as otherwise expressly provided, be divided among them in proportion to their respective Percentage Interests. In the event there is more than one General Partner, all such allocations to the General Partner shall be divided among them in proportion to their respective Percentage Interests or as they may otherwise agree.

                           (iii) Except as otherwise provided in this
                  Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be. However, notwithstanding any other provision of this Agreement, the General Partner shall be allocated not less than one percent in the aggregate of each item of Partnership income, gain, loss, deduction or credit, except to the extent such an allocation would be contrary to the provisions of Code Section 704(b) or (c) and the related Regulations.

                           (iv) The Partners are aware of the income tax
                  consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their respective shares of Partnership income and loss for income tax purposes.

                           (v) Solely for purposes of determining a Partner's
                  proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are in proportion to their respective Percentage Interests.

                           (vi) To the extent permitted by Regulations Section
                  1.704-2(h)(3), the General Partner shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that any such distribution would not cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

                  (h) Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Agreed Value. In the event the Carrying Value of any Partnership Property is adjusted pursuant to the definition of Carrying Value herein, subsequent allocations of income, gain, loss and deduction with respect to such Partnership Property shall take account of any variation between the adjusted basis of such Partnership Property for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the Regulations thereunder. For purposes of allocating income, gain, loss and deduction under this Section 5.1(h), the Partnership shall use the method described in Regulations Section 1.704-3(b) (i.e., the "traditional method"), except as otherwise required by law or as may be determined by the General Partner; provided, however, that the General Partner may not alter the method of allocating income, gain, loss or deduction in any manner that is materially adverse to the Limited Partners taken as a whole, except to the extent that such alteration by the General Partner of the method of allocating income, gain, loss or deduction is required in order to comply with the Code or any applicable rule, regulation or interpretation thereunder. Any election or other decision relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this
         Section 5.1(h) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                  (i) Allocations with respect to Other Partnership Securities. If during any Fiscal Year the Partnership has outstanding any Other Partnership Securities issued in connection with an issuance of Other IPT Securities by IPT, Profits and Losses shall be allocated in respect of such Other Partnership Securities in amounts and priorities which reflect the economic rights and preferences attributable to such Other Partnership Securities.

         5.2      DISTRIBUTIONS OF CASH IN RESPECT OF COMMON PARTNERSHIP UNITS.

                  (a) Subject to the terms and preferences of Other Partnership Securities issued and outstanding from time to time, if any, the General Partner shall distribute cash to the Partners from time to time (but not less frequently than annually), at such times and in such amounts as the General Partner shall determine in its sole discretion, in each case to the Persons who were Partners on the applicable Partnership Record Date in accordance with their respective Percentage Interests on such Partnership Record Date.

                  (b) Any amount withheld pursuant to the Code or any provision of any other federal, state or local tax law with respect to any allocation, payment or distribution to any Partner shall be treated as an amount distributed to such Partner pursuant to Section 5.2(a) for all purposes of this Agreement.

                  (c) In no event may a Partner receive a distribution of cash with respect to a Common Partnership Unit if such Partner is entitled to receive a dividend with respect to a Common IPT Share for which all or part of such Common Partnership Unit has been or will be exchanged.

         5.3 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable IPT to pay shareholder dividends that will allow IPT to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

         5.4 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand Partnership Property other than cash in connection with any distributions by the Partnership.

         5.5 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any other provision of this Article V, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the aggregate fair market value of the Partnership Properties.

         5.6      DISTRIBUTIONS UPON LIQUIDATION.

                  (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, all debts and obligations of the Partnership (including any Partner loans), any remaining Partnership Properties shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances, subject to, and in accordance with, the liquidation preferences of any series of Other Partnership Securities issued from time to time in accordance with Section 4.2 hereof. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.1 and 5.2 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership Properties. All distributions pursuant to this Section 5.6 hereof shall be made by the end of the Partnership's Fiscal Year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to ensure that adequate funds are available to pay any contingent debts or obligations of the Partnership.

                  (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.1 and 5.2 hereof resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership Properties, the General Partner shall contribute to the Partnership cash in an amount equal to the negative balance in its Capital Account, and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.6(a) hereof. Such contribution by the General Partner shall be made by the end of the Partnership's Fiscal Year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

         5.7 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. This Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.


                                  ARTICLE VI
                        MANAGEMENT OF THE PARTNERSHIP;
             POWERS, RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

         6.1 MANAGEMENT OF THE PARTNERSHIP. Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated and shall make all decisions affecting the business and assets of the Partnership, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.

         6.2 POWERS OF THE GENERAL PARTNER. In addition to the powers now or hereafter granted a general partner of a limited partnership under the Act or other applicable law or which are granted to the General Partner under any other provision of this Agreement, and subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

                  (a) to form, acquire, own, sell or otherwise obtain or divest of (i) equity interests (including general and limited partner interests), whether held directly or indirectly, in public or private limited partnerships and other Business Entities owning real estate or real estate related assets, and (ii) debt or debt securities secured by real

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



         estate, interests in real estate, or ownership interests in Business Entities that own or invest in real estate, in each case as the General Partner determines such acquisitions or divestitures to be necessary or appropriate for the conduct of the activities of the Partnership;

                  (b) to make any expenditures or lend or borrow money (including to make prepayments on loans and to borrow money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as IPT owns any Partnership Interests and otherwise qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit IPT to maintain its REIT status), to assume or guarantee, or otherwise contract for, indebtedness and other liabilities, to issue evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on Partnership Properties) and to incur any obligations that the General Partner deems to be necessary or appropriate for the conduct of the activities of the Partnership;

                  (c) to receive or accept distributions from the operating cash flows of the limited partnerships or other Business Entities in which it holds interests;

                  (d) to acquire, purchase, own or otherwise obtain or dispose of direct and indirect interests in Multi-family Residential Properties and commercial properties and to develop or otherwise hire a third party to develop such Multi-family Residential Properties and commercial properties as the General Partner deems to be necessary or appropriate for the conduct of the activities of the Partnership;

                  (e) to pay, either directly or by reimbursement, all Administrative Expenses to third parties or to the General Partner or IPT, as the case may be;

                  (f) to lease all or any portion of any Partnership Property, regardless of whether the terms of any such lease extends beyond the termination date of the Partnership and whether any portion of any Partnership Property so leased are to be occupied by the lessee or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine in its discretion to be proper or appropriate;

                  (g) to merge or otherwise combine the Partnership with or into any other Business Entity, on such terms as the General Partner may determine in its discretion to be proper or appropriate;

                  (h) to use Partnership Property (including cash on hand) for any purpose not inconsistent with the terms of this Agreement and on any terms it sees fit, including the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries, the holding of any real, personal or mixed property of the Partnership in the name of the Partnership or in the name of a nominee or trustee, and the performance of any and all related acts that the General Partner deems to be necessary or appropriate for the conduct of the activities of the Partnership;

                  (i) to raise additional equity through such means (including through the sale of additional Partnership Interests) and for such purposes as the General Partner deems necessary or appropriate for the conduct of the activities of the Partnership;

                  (j) to negotiate, execute and perform any contracts, conveyances or other instruments (including with Affiliates of the Partnership or IPT) that the General Partner deems necessary or appropriate for the conduct of the activities of the Partnership or the implementation of the General Partner's powers under this Agreement;

                  (k) to open and close bank accounts, invest Partnership funds in securities, certificates of deposit, debt and other instruments, and distribute Partnership cash or other Partnership Property in accordance with this Agreement;

                  (l) to prosecute, defend, arbitrate or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or the Partnership Properties;

                  (m) to file applications, communicate and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership Properties or any other aspect of the Partnership's business;

                  (n) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                  (o) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership Properties, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

                  (p) to determine whether or not to apply any insurance proceeds from any Partnership Property to the restoration of such property or to distribute the same;

                  (q) to select and dismiss employees of the Partnership or the General Partner (including employees having titles such as "president", "vice president", "secretary" and "treasurer"), and engage and dismiss agents, outside attorneys, accountants, engineers, appraisers, consultants, contractors and other professionals on behalf of the General Partner or the Partnership and the determination of their compensation and other terms of employment or engagement;

                  (r) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                  (s) to determine the fair market value of any Partnership Property distributed in kind using such reasonable method or methods of valuation as it may adopt;

                  (t) to contribute Partnership Property to any limited or general partnership, joint venture, limited liability company or other Business Entity that the General Partner deems desirable (including the contributions of Partnership Property to its Subsidiaries and to any other Person in which it has an equity interest from time to time);

                  (u) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

                  (v) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including all actions consistent with allowing IPT at all times to qualify as a REIT unless IPT elects to terminate its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

         6.3 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with, any Person (including without limitation Insignia Entities) for the transaction of the business of the Partnership, which Person may, under the supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         6.4      INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

                  (a) The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (both joint and several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify any Indemnitee (i) for willful misconduct or a knowing violation of the law, (ii) for any act or omission of such Indemnitee that was material to the matter giving rise to the proceeding and that either was committed in bad faith or was the result of active and deliberate dishonesty, (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in money, property or services or (iv) in the case of any criminal proceeding, for any instance in which such Indemnitee had reasonable cause to believe that its act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that an Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that an Indemnitee acted in a manner contrary to that specified in this

         Section 6.4(a). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership.

                  (b) The Partnership shall advance funds to each Indemnitee for reasonable expenses incurred by such Indemnitee who is a party to a proceeding prior to the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by such Indemnitee of its good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met and (ii) a written undertaking by or on behalf of such Indemnitee to repay all advanced amounts if it shall ultimately be determined that such standard of conduct has not been met.

                  (c) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                  (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability pursuant to this Agreement.

                  (e) For purposes of this Section 6.4, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.4; and (iii) actions taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) No Indemnitee shall be denied indemnification in whole or in part under this Section 6.4 because such Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         6.5      LIABILITY OF THE GENERAL PARTNER.

                  (a) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein shall be deemed to authorize or require the General Partner to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, the General Partner shall not be liable for monetary damages to the Partnership or any Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith, nor shall the General Partner be deemed to have breached any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Person under this Agreement or any duty stated or implied by law or equity if the General Partner, acting in good faith, abides by the terms of this Agreement.

                  (c) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, IPT and IPT's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any action.

                  (d) The General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (e) Any amendment, modification or repeal of this Section
         6.5 or any provision hereof shall be prospective only and shall not in any way affect the limits of the General Partner's liability to the Partnership and the Limited Partners under this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

                  (f) Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of the General Partner's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

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




         6.6 EXPENDITURES BY PARTNERSHIP. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management, advisory and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

         6.7 OUTSIDE ACTIVITIES. Subject to any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership, any Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

         6.8 TITLE TO PARTNERSHIP PROPERTIES. Title to Partnership Properties, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Properties or any portion thereof. Title to any or all Partnership Properties may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership Property for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner (or such nominee or Affiliate) for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such Partnership Properties to be vested in the Partnership as soon as reasonably practicable. All Partnership Properties shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership Properties is held. Notwithstanding the foregoing, the General Partner hereby agrees to permit Insignia Entities to have unlimited access to and unrestricted use of any and all lists of any individuals (including all other information pertaining to such individuals) who currently reside or hereafter reside at any Controlled Real Property.

         6.9      REIMBURSEMENT OF THE GENERAL PARTNER.

                  (a) Except as provided in this Section 6.9 and elsewhere in this Agreement (including the provisions of Article V regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not receive payments from the Partnership or be compensated for its services as general partner of the Partnership.

                  (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its reasonable discretion, for all of its expenses including without limitation all Administrative Expenses of the General Partner. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section
         6.4 hereof.

         6.10     OTHER MATTERS CONCERNING THE GENERAL PARTNER.

                  (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, advisors, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  (d) Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of IPT to continue to qualify as a REIT or (ii) to avoid IPT incurring any taxes under Section 857 or
         Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         6.11 CONTRACTS WITH AND EMPLOYMENT OR RETENTION OF AFFILIATES AND INSIGNIA ENTITIES.

                  (a) Loans. The Partnership may lend or contribute to its Subsidiaries and other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                  (b) Transfers of Partnership Properties. Except as otherwise provided in this Agreement, the Partnership may transfer any Partnership Property to any Person upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (c) Employee Benefit Plans. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any of the Partnership's Subsidiaries, including any such plan which requires the Partnership, the General Partner or any of the Partnership's Subsidiaries to issue or transfer Common Partnership Units to employees.

                  (d) Conflict Avoidance Arrangements. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, right of first opportunity and/or refusal arrangements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner and with Insignia Entities, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable in connection therewith.

                  (e) Employment or Retention. Any Affiliate of the General Partner and any Insignia Entity may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, seller, lessor, lessee, advisor, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price or other payment therefor which the General Partner determines to be fair and reasonable, including without limitation as contemplated by Article VII hereof.


                                  ARTICLE VII
              PROPERTY MANAGEMENT AND PARTNERSHIP ADMINISTRATION

         7.1 PROPERTY MANAGEMENT SERVICES. IPT, the Partnership and the Limited Partners hereby acknowledge and agree that (i) Insignia contributed (or caused to be contributed) to IPT equity interests in Business Entities which comprised or controlled the managing general partners of the Formation Partnerships, which in turn owned or otherwise controlled (as of January 1, 1997) the Initial Controlled Real Properties; (ii) at the time of such contributions one or more Insignia Entities provided Property Management Services with respect to each of the Initial Controlled Real Properties; (iii) the covenants below to continue to retain one or more Insignia Entities to provide Property Management Services with respect to the Initial Controlled Real Properties, as well as to retain an Insignia Entity to provide Property Management Services with respect to each Additional Acquired Property, constituted a material inducement for Insignia's contribution of such equity interests to IPT and, in view of Insignia's substantial resources and recognized expertise in providing Property Management Services, for the willingness of IPT, the General Partner and the Limited Partners to enter into this Agreement. Accordingly, IPT and the Partnership hereby covenant and agree as follows:

                  (a) Initial Controlled Real Properties. IPT and the Partnership shall cause the applicable Property-Owning Entity to continue to retain an Insignia Entity to provide

         Property Management Services with respect to each Initial Controlled Real Property pursuant to a Property Management Agreement containing the same or substantially the same terms, including compensation and reimbursement, as were in effect on January 1, 1997. IPT's and the Partnership's obligations to cause an Insignia Entity to continue to be retained to provide Property Management Services pursuant to a Property Management Agreement with respect to each Initial Controlled Real Property shall terminate, on a property by property basis, upon the earliest to occur of (i) the termination of this Agreement, (ii) the termination of the applicable Property Management Agreement by Insignia, (iii) the termination of the applicable Property Management Agreement by the applicable Property-Owning Entity for Cause (but not for any other reason, notwithstanding that such termination may have been expressly permitted by the terms of such Property Management Agreement), or (iv) such time as no IPT Entity holds a Controlling Interest in such Initial Controlled Real Property.

                  (b) Additional Controlled Real Properties. Promptly after acquiring a Controlling Interest in each Additional Controlled Real Property, IPT and the Partnership shall cause the applicable Property-Owning Entity to retain an Insignia Entity to provide Property Management Services with respect to such Additional Controlled Real Property pursuant to a Property Management Agreement containing terms which are: (i) the same or substantially the same as the terms, including compensation and reimbursement, upon which such Additional Controlled Real Property was being managed immediately prior to its acquisition by such Property-Owning Entity, if such Additional Controlled Real Property was being managed by an Insignia Entity immediately prior to such acquisition; or (ii) comparable to those employed by other major, full service real estate management companies given the characteristics and geographic location of such Additional Controlled Real Property as determined by Insignia in good faith, if such Additional Controlled Real Property was not being managed by an Insignia Entity immediately prior to such acquisition. IPT's and the Partnership's obligations to cause an Insignia Entity to be retained to provide Property Management Services pursuant to a Property Management Agreement with respect to each Additional Controlled Real Property shall terminate, on a property by property basis, upon the earliest to occur of (i) the termination of this Agreement, (ii) the termination of the applicable Property Management Agreement by Insignia, (iii) the termination of the applicable Property Management Agreement by the applicable Property-Owning Entity for Cause (but not for any other reason, notwithstanding that such termination may have been expressly permitted by the terms of such Property Management Agreement), or (iv) such time as no IPT Entity holds a Controlling Interest in such Additional Controlled Real Property.

                  (c) Contract Loss Fee. If the Adjusted Aggregate Total Fees Amount as of the last day of any calendar quarter is less than 90% of the Adjusted Aggregate Designated Fees Amount for the same twelve-month period (a "TRIGGERING EVENT"), then the Partnership shall pay to Insignia a fee (a "CONTRACT LOSS FEE") equal to the greater of (x) the decrease in market value of Insignia resulting, or reasonably expected to result, from such Triggering Event and (y) the increase in market value of IPT resulting, or reasonably expected to result, from such Triggering Event. The amount of the Contract Loss Fee arising from a Triggering Event shall be (a) calculated within 30 days following the end of the applicable calendar quarter by a Bank selected in manner provided in

         Section 9.6(b) hereof (with the Partnership bearing the cost of the Bank's services), and (b) paid by the Partnership to Insignia, in cash, within 45 days following the end of such calendar quarter. Notwithstanding the foregoing, the Partnership shall not be liable for the payment of any Contract Loss Fee resulting from a Triggering Event if: (i) a majority of IPT's Board consists of individuals who also serve as a director, officer or employee of Insignia and (ii) the Triggering Event occurs before the earlier of (x) June 30, 1998 and (y) the date on which any class of IPT's equity securities are first registered under the Exchange Act. Further, the Partnership shall not be required to pay that portion, if any, of a Contract Loss Fee resulting from a Triggering Event to the extent that such portion is attributable to a prior Triggering Event with respect to which the Partnership has previously paid Insignia a Contract Loss Fee.

         7.2 PARTNERSHIP ADMINISTRATION SERVICES. IPT, the Partnership and the Limited Partners hereby acknowledge and agree that (i) Insignia contributed (or caused to be contributed) to IPT equity interests in Business Entities which comprised or controlled the managing general partners of the Formation Partnerships, (ii) at the time of such contributions one or more Insignia Entities provided certain Partnership Administration Services to or on behalf of the Formation Partnerships, (iii) IPT and/or the Partnership may (but are not required to) in the future cause Insignia Entities to be retained to provide Partnership Administration Services to or on behalf of other Business Entities directly or indirectly controlled by IPT and/or the Partnership ("ADDITIONAL ADMINISTRATION ENTITIES"), (iv) the ability to provide high quality Partnership Administration Services to the Formation Partnerships and the Additional Administration Entities has required and will continue to require that Insignia invest in a significant amount of fixed assets and commit to significant long term obligations which Insignia would not have otherwise invested in or committed to but for the fact that it has provided and will provide Partnership Administration Services to the Formation Partnerships and the Additional Administration Entities, (v) Partnership Administration Services are generally provided on a reimbursements only basis (i.e., the Insignia Entities generally do not make a profit on such services), and (vi) the covenants below to continue to retain Insignia Entities to provide Partnership Administration Services with respect to the Formation Partnerships, as well as to continue to retain Additional Administration Entities, constituted a material inducement for Insignia's contribution of such equity interests to IPT and, in view of Insignia's substantial resources and recognized expertise in providing Property Management Services, for the willingness of IPT, the General Partner and the Limited Partners to enter into this Agreement. Accordingly, IPT and the Partnership hereby covenant and agree as follows:

                  (a) IPT and the Partnership shall cause an Insignia Entity to continue to be retained to provide Partnership Administration Services to or on behalf of each Formation Partnership on the same or substantially the same terms, including compensation and reimbursement, as were in effect on January 1, 1997. IPT's and the Partnership's obligations to cause an Insignia Entity to continue to be retained to provide Partnership Administration Services to or on behalf of each Formation Partnership shall terminate, on an entity by entity basis, upon the earliest to occur of (i) the termination of this Agreement, (ii) the termination of the provision of Partnership Administration Services by Insignia, (iii) the termination of the retention of an Insignia Entity to provide Partnership Administration Services by the applicable Formation Partnership for Cause (but not for any other reason), or (iv) such time as the applicable Formation Partnership

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



         is dissolved and its affairs are wound up in connection with an orderly liquidation thereof. In the event that a Formation Partnership dissolves or ceases to exist in connection with or as a result of a merger or other business combination (including a sale of all or substantially all of its assets in a single or series of related transactions), the termination of the retention of an Insignia Entity to provide Partnership Administration Services as a result thereof shall be deemed to be a breach of this Section 7.2(a) which gives rise to the obligations set forth in Section 7.2(c).

                  (b) IPT and the Partnership shall cause an Insignia Entity to continue to be retained to provide Partnership Administration Services to or on behalf of each Additional Administration Entity on the same or substantially the same terms, including compensation and reimbursement, as those which were agreed to by Insignia and such Additional Administration Entity at the time of the initial retention. IPT's and the Partnership's obligations to cause an Insignia Entity to continue to be retained to provide Partnership Administration Services to or on behalf of each Additional Administration Entity shall terminate, on an entity by entity basis, upon the earliest to occur of (i) the termination of this Agreement,
         (ii) the termination of the provision of Partnership Administration Services by Insignia, (iii) the termination of the retention of an Insignia Entity to provide Partnership Administration Services by the applicable Additional Administration Entity for Cause (but not for any other reason), or (iv) such time as the applicable Additional Administration Entity is dissolved and its affairs are wound up in connection with an orderly liquidation thereof. In the event that a Formation Partnership dissolves or ceases to exist in connection with or as a result of a merger or other business combination transaction (including a sale of all or substantially all of its assets in a single or series of related transactions), the termination of the retention of an Insignia Entity to provide Partnership Administration Services as a result thereof shall be deemed to be a breach of this
         Section 7.2(b) which gives rise to the obligations set forth in
         Section 7.2(c).

                  (c) In the event of any default under Section 7.2(a) or (b) with respect to any Formation Partnership or Additional Administration Entity, the Partnership shall promptly pay or cause to be paid to Insignia (i) all amounts then due to Insignia Entities in respect of Partnership Administration Services provided to or on behalf of such Formation Partnership or Additional Administration Entity and (ii) the applicable Administration Allocation Amount attributable to such Formation Partnership or Additional Administration Entity.

                  (d) IPT, the Partnership and the Limited Partners acknowledge and agree that (i) Insignia is currently receiving certain non-equity incentive management and similar fees from certain of the Formation Partnerships payable under the terms of the governing organizational documents thereof to the general partners thereof, which fees are based in whole or in part on the performance of the assets owned by such Formation Partnerships or the amount of cash distributed to the investors in such Formation Partnerships,
         (ii) Insignia (as opposed to the general partners) is receiving such fees because the rights thereto were not contributed to IPT in connection with the formation thereof, and (iii) Insignia may in the future acquire or retain rights to receive similar fees relating to Additional Controlled Properties. If IPT or the Partnership takes any action in the future which causes Insignia not to receive any such future fees to which it otherwise would have been entitled, the Partnership shall pay to Insignia the amount of such lost fees; provided, however, that the Partnership shall not be obligated to pay to Insignia the amount of any such fees not received by Insignia as a result of the sale of the underlying assets (other than in connection with a transaction described in the last sentence of Section 7.2(a) or (b)).

         7.3      TRANSFERS OF CONTROLLING INTERESTS IN IPT ENTITIES.

                  (a) IPT and the Partnership shall not, and shall not cause or permit any other IPT Entity to, to sell, transfer or otherwise assign any controlling interest in any IPT Entity to any Person other than an Insignia Entity except in accordance with this Section 7.3(a). At least 60 days prior to the sale, transfer or other assignment of a controlling interest in an IPT Entity to any Person other than an Insignia Entity, IPT shall deliver a written notice (a "SALE NOTICE") to Insignia, which notice shall (i) disclose in reasonable detail the identity of such Person and the material terms and conditions of such proposed sale, transfer or other assignment and (ii) constitute an irrevocable offer by IPT and the Partnership to cause all, but not less than all, of such controlling interest in an IPT Entity to be sold, transferred or otherwise assigned to any Insignia Entity designated by Insignia upon the same terms and conditions as such proposed sale, transfer or other assignment to such other Person. Insignia shall have 30 days (during which time IPT and the Partnership shall not, and shall not cause or permit any other IPT Entity to, consummate such proposed sale, transfer or other assignment) to elect whether to accept or reject such offer, and within such 30-day period shall deliver written notice of its election to IPT; provided, however, that if Insignia fails to timely deliver such written notice to IPT, it shall be deemed to have elected to reject such offer. If Insignia elects to accept such offer and provides timely notice of such election to IPT, IPT and the Partnership shall cause the sale, transfer or other assignment of such controlling interest in an IPT Entity to the Insignia Entity designated by Insignia. If Insignia elects (or is deemed to have elected) not to accept such offer, then such controlling interest in an IPT Entity may be sold, transferred or otherwise assigned to any other Person, at a price and on terms no more favorable to such Person than those specified in the Sale Notice, at any time during the 60-day period following the expiration of the 30-day period referred to in the second preceding sentence; provided, however, that if such controlling interest in an IPT Entity is not sold, transferred or otherwise assigned to any other Person within such 60-day period, any proposed sale, transfer or other assignment of such controlling interest in an IPT Entity will again become subject to the provisions of this Section 7.3(a).

                  (b) If a permitted sale, transfer or other assignment of a controlling interest in an IPT Entity to a Person other than an Insignia Entity occurs pursuant to Section 7.3(a), and if such Person does not promptly retain or cause the retention of an Insignia Entity to provided Property Management Services with respect to each real property controlled by such former IPT Entity, then the Partnership shall pay to Insignia an amount equal to the amount (if any) by which the consideration paid or payable (as set forth in the Sale Notice) for such controlling interest which exceeds the fair market value of such controlling interest (determined based on the liquidation value of such former IPT Entity).

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




                  (c) Nothing contained in Section 7.3(a) or (b) shall in any way affect any obligations the Partnership may have pursuant to
         Section 7.1(c).


                                 ARTICLE VIII
                          CHANGES IN GENERAL PARTNER

         8.1 TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTERESTS; TRANSACTIONS INVOLVING IPT.

                  (a) The General Partner shall not sell, transfer or otherwise assign all or any portion of its Partnership Interests or withdraw as General Partner, except as provided in Section 8.1(b) hereof or in connection with a transaction described in Section 8.1(c) or 8.1(d) hereof.

                  (b) The General Partner may pledge or hypothecate the right to receive all or any portion of any cash distributions or any other payments received by it in its capacity as the General Partner.

                  (c) Except as otherwise provided in Section 8.1(d) hereof, IPT shall not enter into or effect any Extraordinary Transaction unless such Extraordinary Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership, as a result of which all Limited Partners will receive, for each Common Partnership Unit, an amount of cash, securities or other property equal to the product of the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid in such Extraordinary Transaction to a holder of one Common IPT Share in consideration of one Common IPT Share; provided, however, that if such Extraordinary Transaction shall have been preceded by a related front-end purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding Common IPT Shares, then IPT shall not enter into or effect such Extraordinary Transaction unless each Limited Partner is also given the right to receive, in respect of its Common Partnership Units, the greatest amount of cash, securities or other property such Limited Partner would have received in the event its Common Partnership Units had been acquired by IPT pursuant to a theoretical redemption for Share Redemption Consideration pursuant to Section 9.4(b) and such Limited Partner had sold, tendered or exchanged the Common IPT Shares received in exchange therefor pursuant to such front-end offer immediately prior to the expiration thereof.

                  (d) Notwithstanding the provisions of Section 8.1(c) hereof, IPT may merge or consolidate with or into another Person if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "SURVIVING ENTITY"), other than Common Partnership Units held by IPT, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Common Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Entity in good faith, and (ii) if IPT is not the Surviving Entity, the Surviving Entity expressly agrees to assume all obligations of IPT and the General Partner under this Agreement. Upon such contribution and assumption, the Surviving Entity shall have the right and duty to amend this Agreement to the extent necessary for purposes of the following: (i) to establish, in good faith, a new method for the calculations of the Cash Redemption Consideration, the Share Redemption Consideration and Conversion Factor for a Common Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible (such calculations to take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of Common IPT Shares or options, warrants or other rights relating thereto, and which a Limited Partner could have received in the event its Common Partnership Units had been acquired by IPT pursuant to a theoretical redemption for Share Redemption Consideration pursuant to Section 9.4(b) effected immediately prior to such merger or consolidation); and (ii) to modify, in good faith, the definition of Common IPT Shares; and (iii) to make such amendments to Section 9.4 hereof as are necessary so as to approximate the existing rights and obligations set forth in
         Section 9.4 hereof as closely as reasonably possible. The forgoing provisions of this Section 8.1(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

         8.2 ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

                  (a) a majority in interest of the Limited Partners (other than the Special Limited Partner) and the Special Limited Partner shall have consented in writing to the admission of the substitute or successor General Partner, which consent may be withheld in the sole and absolute discretion of such Limited Partners;

                  (b) the Person to be admitted as a substitute or additional General Partner (whether by assignment or by operation of law) shall have executed and delivered an Accession Agreement thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

                  (c) if the Person to be admitted as a substitute or additional General Partner is a Business Entity, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                  (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the Person to be admitted as a substitute or additional General Partner is in conformity with the Act, and that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner should cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes or (ii) the loss of any Limited Partner's limited liability.

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




         8.3      REMOVAL OF A GENERAL PARTNER.

                  (a) A General Partner may not be involuntarily removed by action of the Limited Partners, or by any other General Partner(s), for any reason.

                  (b) A General Partner shall be deemed to have been removed automatically upon the occurrence of any Event of Withdrawal of such General Partner.

         8.4      EFFECT OF DEEMED REMOVAL OF A GENERAL PARTNER.

                  (a) Upon the deemed removal of a General Partner pursuant to and in accordance with Section 8.3(b), the Partnership shall be dissolved and terminated unless the Limited Partners, within 90 days after such removal, elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.4 by selecting and admitting a substitute General Partner in accordance with Section 8.2 hereof. If the Limited Partners so elect to reconstitute the Partnership and admit a substitute General Partner, the relationship of such substitute General Partner with the Limited Partners and with any other Persons who have acquired Partnership Interests shall be governed by this Agreement.

                  (b) If a General Partner has been deemed removed pursuant to
         Section 8.3(b) and the Partnership is continued pursuant to Section 8.4(a), such removed General Partner shall promptly transfer and assign its Partnership Interests to the substitute General Partner admitted to the Partnership in accordance with Section 8.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of such Partnership Interests, reduced by the amount, if any, of damages caused to the Partnership as a result of the occurrence of the event which resulted in the deemed removal of such removed General Partner; provided, however, that such removed General Partner shall only be liable for such damages as are expressly set forth in
         Section 6.5 hereof. Such fair market value shall be determined by an appraiser mutually agreed upon by the removed General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner (or as they may otherwise agree in writing). For purposes of the preceding sentence, all Limited Partners shall be permitted to vote upon the selection of an appraiser, and the outcome of such vote shall be determined by a majority in interest of only those Limited Partners who participate in such vote. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a designee representing a majority in interest of the Limited Partners who participate in the vote each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's Partnership Interests within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's Partnership Interests shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's Partnership Interests no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's Partnership Interests shall be the average of the two appraisals closest in value.

                  (c) The interests of a removed General Partner, from and after the time of removal and until such time, if ever, as a substitute General Partner is approved and admitted to the Partnership in accordance with Section 8.2 hereof, shall be converted to that of a "special" Limited Partner; provided, however, that such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, during such period such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner in respect of its Partnership Interests.

                  (d) All Partners shall take such actions and execute such documents as shall be legally necessary and sufficient to effect the intent of the foregoing provisions of this Section 8.4


                                  ARTICLE IX
                RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         9.1 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners, in their capacity as such, shall not be entitled or empowered to, and shall not, participate in the operation, management or control of Partnership business, transact any business for or in the name of the Partnership or sign for or otherwise bind the Partnership, such powers being vested solely and exclusively in the General Partner (and such Persons as the General Partner may delegate to act on its behalf pursuant to Section 6.3).

         9.2 LIMITED LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. After its initial Capital Contribution is fully paid, no Limited Partner shall, except as expressly provided in this Agreement or otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         9.3 OWNERSHIP BY LIMITED PARTNERS OF INTERESTS IN THE GENERAL PARTNER AND ITS AFFILIATES. No Limited Partner other than Insignia shall at any time own, directly or indirectly, any equity interest in the General Partner or in any Affiliate thereof if such ownership, by itself or in conjunction with other equity interests owned by other Limited Partners, would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

         9.4      REDEMPTION RIGHTS.

                  (a) Grant of Redemption Right. Each Limited Partner has the right (a "REDEMPTION RIGHT"), subject to the succeeding provisions of this Section 9.4 and the provisions of any other agreement between the Partnership and such Limited Partner, to require the Partnership to redeem all or any portion of such Limited Partner's Redeemable Units for Cash Redemption Consideration by delivering a Notice of Redemption to the General Partner; provided, however, that any exercise of a Redemption Right must be with respect to a minimum of 1,000 Redeemable Units, unless such Limited Partner holds less than 1,000 Redeemable Units, in which case the Redemption Right may only be exercised with respect to all Redeemable Units held by such Limited Partner; and further provided that a Limited Partner may not exercise its Redemption Right more than twice during any calendar quarter.

                  (b) First Right of IPT. The delivery of a Notice of Redemption by a Redeeming Partner pursuant to Section 9.4(a) shall also constitute an offer by such Limited Partner to sell any or all of the Redeemable Units that are the subject of such Notice of Redemption to IPT in exchange for Share Redemption Consideration, which offer shall be deemed open and irrevocable during the Redemption Election Period. On or prior to the last day of the Redemption Election Period, IPT shall deliver a notice to the Redeeming Partner and the Partnership notifying them whether IPT has elected (i) to accept the Redeeming Partner's offer to sell some or all of such Redeemable Units, in which case such notice shall specify the number of Redeemable Units which IPT has elected to purchase, or
         (ii) not to purchase any such Redeemable Units; provided, however, that if the Redeeming Partner is Insignia or MAE, the determination of whether to acquire any or all of such Redeemable Units shall be made by a committee of the Board consisting solely of individuals who are not officers, directors or employees of Insignia; and further provided that if IPT fails to timely deliver such notice, then IPT shall be deemed to have elected not to purchase any such Redeemable Units. In the event that IPT elects to purchase some but not all of such Redeemable Units for Share Redemption Consideration pursuant this Section 9.4(b), the Partnership shall be required to purchase the balance of such Redeemable Units for Cash Redemption Consideration.

                  (c) Payment. Any Cash Redemption Consideration to be paid to a Redeeming Partner pursuant to this Section 9.4 shall be paid on the applicable Redemption Date; provided, however, that the Partnership may elect to cause the Redemption Date to be delayed for up to an additional 180 days to the extent required for IPT to cause additional Common IPT Shares to be issued to provide financing to be used to make such payment of the Cash Redemption Consideration. Any Share Redemption Consideration to be paid to a Redeeming Partner pursuant to this Section 9.4 shall be paid on the applicable Redemption Date (or as soon there after as is reasonably practicable in the event that IPT elects (pursuant to the following sentence) to issue the securities that comprise the Share Redemption Consideration pursuant to an effective registration statement under the Securities
         Act). Subject to the terms of any other written agreement between IPT and the Redeeming Partner, any securities that comprise part of any Share Redemption Consideration paid to a Redeeming Partner shall be issued, at the election of IPT in its sole and absolute discretion, either (i) pursuant to an exemption from registration requirements under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act. The Partnership and IPT agree to use their reasonable efforts to cause the closing of a redemption of Redeemable Units for Cash Redemption Consideration or Share Redemption Consideration, as the case may be, hereunder to occur as quickly as reasonably practicable (but in no event sooner than the applicable Redemption Date).

                  (d)      Miscellaneous.

                           (i) Notwithstanding any other provision of this
                  Section 9.4 to the contrary, no Limited Partner shall be entitled to exercise its Redemption Right if (i) the delivery of Share Redemption Consideration to such Limited Partner on the Redemption Date by IPT pursuant to Sections 9.4(b) and (c) (regardless of whether or not IPT would in fact exercise its rights under Section 9.4(b)) would (A) result in such Limited Partner or any other Person owning, directly or indirectly, Common IPT Shares in excess of the Ownership Limit (as defined in and calculated in accordance with the IPT Charter), except as provided in the IPT Charter, (B) result in Common IPT Shares being owned by fewer than 100 Persons (determined without regard to any rules of attribution), except as provided in the IPT Charter, (C) result in IPT being "closely held" within the meaning of Section 856(h) of the Code, (D) cause IPT to own, directly or constructively, 10% or more of the ownership interests in a tenant of a Controlled Real Property within the meaning of Section 856(d)(2)(B) of the Code, or (E) cause the acquisition of Common IPT Shares by such Limited Partner to be "integrated" with any other distribution of Common IPT Shares for purposes of complying with the registration provisions of the Securities Act; or (ii) on the Redemption Date IPT would not either have a class of equity securities registered under the Exchange Act or have an exemption from the registration requirements under the Securities Act available to it with respect to any Share Redemption Consideration that would be delivered to such Limited Partner pursuant to Section 9.4(b); provided, however, that IPT may, in its sole and absolute discretion, waive the restriction on redemption set forth in the immediately preceding clause (ii), but in such an event IPT shall not have any rights under Section 9.4(b) to acquire the applicable Redeemable Units.

                           (ii) In the event that IPT acquires some or all of
                  a Redeeming Partner's Redeemable Units by paying to such Redeeming Partner Share Redemption Consideration in respect thereof: (A) the Partnership shall have no obligation to pay any amount to the Redeeming Partner in respect of such Redeemable Units; (B) each of the Redeeming Partner, the Partnership and IPT shall treat the transaction between IPT and the Redeeming Partner as a sale of such Redeemable Units to IPT by such Redeeming Partner for federal income tax purposes; (C) such Redeeming Partner shall enter into a written agreement substantially similar in form and substance to the Investors Agreements, provided, however, that if the Redeeming Partner fails or refuses to enter into such an agreement, the Redeeming Partner shall nonetheless be deemed to have entered into such an agreement and to be bound by the terms and provisions thereof, except that such Redeeming Partner shall not be deemed to have the registration rights granted therein; and
                  (D) such Redeeming Partner shall execute such other documents as IPT may reasonably require in connection with the issuance of such Share Redemption Consideration.

                           (iii) Notwithstanding any other provision of this
                  Agreement to the contrary, the General Partner shall be entitled to, and shall, place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary by the General Partner to ensure that the Partnership does not constitute a "publicly traded partnership" under Section 7704 of the Code. If and when the General Partner determines that the imposition of such restrictions is necessary, the General Partner shall give prompt notice thereof to each Limited Partner, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under Section 7704 of the Code. Any such restriction shall become effective on the later of (i) the fifth Business Day after such notice is sent by the General Partner or (ii) the date on which the Regulations under section 7704 of the Code that would cause the Partnership to be classified as a "publicly traded partnership" become effective.

                           (iv) In the event that the General Partner permits
                  the pledge of a Limited Partner's Common Partnership Units to a lender, the General Partner may agree to allow such lender, in the event of a foreclosure of such Common Partnership Units, to redeem such Common Partnership Units regardless of the fact that they may not constitute Redeemable Units; provided, however, that any such redemption may be effected only by the Partnership by paying the Cash Redemption Consideration in respect thereof.

         9.5 CONSENT RIGHTS OF THE SPECIAL LIMITED PARTNER. The General Partner is expressly prohibited from, and agrees not to, take any of the following actions in the name or on behalf of the Partnership without the prior written consent of the Special Limited Partner (which consent may be given or withheld in its sole and absolute discretion), and any attempt to take any such action without the prior written consent of the Special Limited Partner shall be deemed ultra vires, ineffective and void ab initio:

                  (a) the entering into or amending, modifying or terminating of any conflict avoidance arrangement or conflict avoidance arrangement contemplated by Section 6.7(d) hereof;

                  (b) the sale of all or substantially all of the assets of the Partnership or the merger or consolidation of the Partnership with or into any other entity; or

                  (c) the issuance of any additional Partnership Interests by the Partnership pursuant to Section 4.2 as a result of which the relative economic interest of the Special Limited Partner in the Partnership would be materially diluted.

         9.6      PUT RIGHTS.

                  (a) Upon the occurrence and during the continuation of any material breach of this Agreement by IPT, the General Partner or the Partnership (including without limitation the failure to pay any Contract Loss Fee due), the Insignia Entities, MAE and its Affiliates (each a "PUT HOLDER") shall each have the right (a "PUT RIGHT"), at any time and from time to time, to:

                           (i) require the Partnership to retain, at the
                  Partnership's expense, a Bank (to be selected as provided in Section 9.6(b)) to appraise the value of any Partnership Interests, and Common IPT Shares and Other IPT Securities held by such Put Holder, which appraisals shall be based on, respectively, the greatest value ascribed to the Partnership and IPT based on each of the following analyses: (i) an independent going concern/continuing operations analysis,
                  (ii) a sale of the entire entity analysis and (iii) a liquidation analysis;

                           (ii) require the Partnership to purchase any or all
                  of such Partnership Interests for cash based on the appraised value thereof determined by the Bank; and

                           (iii) require IPT to purchase any or all of such
                  Common IPT Shares and/or Other IPT Securities for cash based on the appraised value thereof determined by the Bank.

                  (b) The selection of the investment bank to perform the required appraisal (the "BANK") shall be determined as follows:
         Insignia shall select any three of the 15 largest national investment banks in the United States (as measured by the aggregate dollar amount of equity underwritings during the previous calendar year), and the General Partner shall then select one of such three investment banks; provided, however, that if the General Partner fails or refuses to select a Bank in accordance with the foregoing within 10 days of receiving notice of Insignia's selections, Insignia shall be entitled to select the Bank from among its three selections.

                  (c) The provisions of this Section 9.6 are in addition to, and not in lieu of, the Redemption Rights a Put Holder may have pursuant to Section 9.4 hereof.


                                   ARTICLE X
                              TRANSFERS OF COMMON
                  PARTNERSHIP UNITS HELD BY LIMITED PARTNERS

         10.1     PURCHASE FOR INVESTMENT.

                  (a) Each Limited Partner hereby reaffirms to the General Partner, to IPT and to the Partnership that the acquisition of its Common Partnership Units was made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Common Partnership Units.

                  (b) Each Limited Partner agrees that it will not sell, transfer or otherwise assign its Common Partnership Units or any fraction thereof or interest therein, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 10.1(a) above and similarly agree not to sell, transfer or otherwise assign such Common Partnership Units or fraction thereof or interest therein to any Person who does not similarly represent, warrant and agree.

         10.2 RESTRICTIONS ON TRANSFERS OF COMMON PARTNERSHIP UNITS HELD BY LIMITED PARTNERS.

                  (a) Subject to the following provisions of this Sections 10.2, each Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer (collectively, "TRANSFER") all or any portion of its Common Partnership Units, or any of such Limited Partner's economic rights as a Limited Partner, to any Person, whether voluntarily or by operation of law or at judicial sale or otherwise. The General Partner may require, as a condition of any Transfer, that the transferor Limited Partner assume all costs incurred by the Partnership in connection therewith. Any purported Transfer of Common Partnership Units by a Limited Partner in contravention of any of the provisions of this Article X shall be void and of no effect and shall not be binding upon, or recognized by, the Partnership.

                  (b) No Limited Partner may Transfer its Common Partnership Units, in whole or in part, if, in the opinion of legal counsel for the Partnership, such Transfer would require the registration of the Limited Partner Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

                  (c) No Transfer by a Limited Partner of its Common Partnership Units, in whole or in part, may be made to any Person if
         (i) in the opinion of legal counsel for the Partnership, such Transfer would result in the Partnership being treated as an association taxable as a corporation (other than a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of IPT to continue to qualify as a REIT or subject IPT to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

                  (d) No Transfer by a Limited Partner of its Common Partnership Units may be made to a lender to the Partnership or any Person who is "related" (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a "nonrecourse liability" (within the meaning of Regulations Section 1.752-l(a)(2)) without the consent of the General Partner, which may be withheld in its sole and absolute discretion, it being understood and agreed that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for Cash Redemption Consideration any Common Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

         10.3 ADMISSION OF SUBSTITUTE LIMITED PARTNERS AND ADDITIONAL LIMITED PARTNERS.

                  (a) Subject to the other provisions of this Article X, any Person who is an assignee of Common Partnership Units of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Common Partnership Units) seeking to be admitted as a Substitute Limited Partner, and any Person seeking to be admitted as an Additional Limited Partner, as the case may be, shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                           (i) Such Person shall have executed and delivered
                  an Accession Agreement and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

                           (ii) If such Person is a Business Entity, such
                  Person shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of such Person's authority to become a Limited Partner under the terms and provisions of this Agreement and such Person's governing organizational documents;

                           (iii) Such Person shall have paid (A) all
                  reasonable legal fees and expenses of the Partnership and the General Partner, (B) all administrative costs of the Partnership and the General Partner and (C) all other reasonable expenses incurred by the General Partner in effecting the admission of Person; and

                           (iv) Such Person shall have obtained a written
                  statement (which statement may be contained in the applicable Accession Agreement) from the General Partner that such Person's admission as a Substitute Limited Partner or an Additional Limited Partner, as the case may be, will not, in the reasonable business judgment of the General Partner, jeopardize IPT's status as a REIT or cause the Partnership to be classified as a "publicly traded partnership" under the Code.

                  (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner or Additional Limited Partner, as the case may be, shall be treated as having become, and appearing in the records of the Partnership as, a Partner as of the later of (x) the date specified in the applicable Accession Agreement or (y) the date on which the last of the conditions specified in Section 10.3(a) has been satisfied.

                  (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner or an Additional Limited Partner, as the case may be, by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this
         Article X to effect the admission of such Person as a Limited Partner of the Partnership.

                  (d) To the extent a Person who is an assignee of Common Partnership Units of a Limited Partner or who is seeking to be admitted as an Additional Limited Partner, as the case may be, is not admitted as a Limited Partner of the Partnership, such Person shall have no rights or privileges under this Agreement, including Redemption Rights under Section 9.4 hereof.

         10.4     RIGHTS OF ASSIGNEES OF COMMON PARTNERSHIP UNITS.

                  (a) Subject to the provisions of Sections 10.1 and 10.2 hereof, and except as required by operation of law, the Partnership shall not be obligated for any purpose whatsoever to recognize the assignment by any Limited Partner of any of its Common Partnership Units (or any fraction thereof or interest therein) until the Partnership has received notice thereof.

                  (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partner Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partner Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partner Interest.

         10.5 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. In the event that a Limited Partner becomes bankrupt, dies or is finally adjudicated as incompetent (which term shall include, but not be limited to, insanity), (a) the occurrence of such event shall not cause the termination or dissolution of the Partnership, (b) the business of the Partnership shall continue and (c) the trustee, receiver, estate, executor, administrator, committee, guardian or conservator of such Limited Partner, as the case may be, shall have the rights of such Limited Partner for the purpose of settling or managing its affairs and the power to assign all or any part of its Common Partnership Units and to join with the assignee in satisfying the conditions precedent to the admission of such assignee as a Substitute Limited Partner, in each case to the same extent and subject to the same terms and conditions as would have applied to such Limited Partner had such bankruptcy, death or incompetency not occurred.

         10.6     JOINT OWNERSHIP OF INTERESTS.

                  (a) Common Partnership Units may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Common Partnership Units shall be required to constitute the action of the owners of such Common Partnership Units; provided, however, that the written consent of only one joint owner will be required if the

         Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners.

                  (b) Upon the death of one owner of Common Partnership Units held in a joint tenancy with a right of survivorship, such Common Partnership Units shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of jointly-held Common Partnership Units until it shall have received notice of such death.

                  (c) Upon the written request to the General Partner by either owner of Common Partnership Units held in a joint tenancy with a right of survivorship, the General Partner shall cause such Common Partnership Units to be divided into two equal allotments of Common Partnership Units, which shall thereafter be owned separately by each of the former owners as Limited Partners.


                                  ARTICLE XI
                 BOOKS AND RECORDS; ACCOUNTING AND TAX MATTERS

         11.1 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including without limitation (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of any financial statements of the Partnership and the Partnership's federal, state and local income tax returns and reports for the three most recent years, (d) a copy of this Agreement and (e) all documents and information required under the Act. Any Limited Partner or its duly authorized representative, upon paying any costs of collection and duplication, shall be entitled to inspect or copy such records during certain business hours to be determined in the sole discretion of the General Partner at the Partnership's specified office; provided, however, that such Limited Partner must first make written demand to the General Partner to view such records and set forth a non-fraudulent and otherwise proper purpose that is reasonably related to such Limited Partner's interest as a Limited Partner. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, any information storage device, provided that any records so maintained are convertible into clearly legible written form within a reasonable period of time.

         11.2     CUSTODY AND INVESTMENT OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

                  (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

                  (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person, except for such commingling as may necessarily result from an investment in an investment company permitted by this Section 11.2(b).

                  (c) Insignia may establish and maintain on behalf of each Property-Owning Entity (other than IPT and the Partnership) one or more bank accounts in the name of such IPT Entity, under such terms and conditions as IPT may approve, and may collect and deposit into such account or accounts and disburse therefrom any monies on behalf of such IPT Entity, under such terms and conditions as IPT may approve, and shall upon request render an appropriate accounting of such collections and payments to the Board and to the auditors of IPT.

         11.3 FISCAL YEAR. The "FISCAL YEAR" of the Partnership shall be the calendar year.

         11.4 ANNUAL TAX INFORMATION. Within the time prescribed for filing tax returns plus any extensions thereof after the end of each Fiscal Year of the Partnership, the General Partner shall furnish to each Person who was a Limited Partner at any time during such year, the tax information necessary to file such Limited Partner's individual tax returns as shall be required by law.

         11.5     TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

                  (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Internal Revenue Service, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Administrative Expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

                  (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole discretion.

                  (c) In the event of a transfer of all or any part of the Common Partnership Units of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and shall in no event be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner agrees to furnish the Partnership with all information necessary to give effect to such election.

         11.6     REPORTS TO LIMITED PARTNERS.

                  (a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the Fiscal Year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing unaudited financial statements of the Partnership, or of IPT if such statements are prepared solely on a consolidated basis with IPT, for such fiscal quarter, presented in accordance with generally accepted accounting principles, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate. As soon as practicable after the close of each Fiscal Year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of IPT if such statements are prepared solely on a consolidated basis with IPT, for such Fiscal Year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

                  (b) Each Partner shall have the further right to obtain, at it own expense, a private audit of the books and records of the Partnership, provided that such audit is conducted (i) for a proper Partnership purpose, (ii) at the Partnership's specified office, and
         (iii) during certain business hours to be determined in the sole discretion of the General Partner.


                                  ARTICLE XII
                       AMENDMENT OF AGREEMENT; MEETINGS

         12.1 AMENDMENTS. The General Partner, with the consent of the Special Limited Partner but without the consent of any other Limited Partner, may amend or modify this Agreement in any respect; provided, however, that any amendment which would (i) impose on any Limited Partner any obligation to make any additional Capital Contribution or (ii) materially adversely affect the economic rights of such Limited Partner hereunder shall require the consent of such Limited Partner. Except as expressly set forth in this Section 12.1, or as otherwise required by law, the Limited Partners shall not have any right to vote on or consent to any amendment to or modification of this Agreement.

         12.2     MEETINGS OF THE PARTNERS.

                  (a) General. Meetings of the Partners may be called by the General Partner at any time. In addition, meetings of the Partners shall be called upon the receipt by the General Partner of a written request by (i) Limited Partners holding 25 percent or more of the then outstanding Common Partnership Units or (ii) the Special Limited Partner, provided that such request states the nature of the proposed business to be transacted and such proposed business relates to a matter which the Limited Partners (including the Special Limited Partner) have been granted the authority to act upon pursuant to this Agreement. Notice of any such meeting shall be given to all Partners not less than 10 days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in 12.2(b) hereof. Except as otherwise expressly provided in this Agreement (including Section 12.1 hereof), the consent of holders of a majority of the Common Partnership Units shall control.

                  (b) Action by Written Consent. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if one or more written consents setting forth the action so taken is signed by Partners holding a majority (or such other percentage as is expressly required by this Agreement) of the outstanding Common Partnership Units. Such consents shall be filed with the General Partner, and any action taken pursuant thereto shall have the same force and effect as if taken pursuant to a vote of Partners at a duly constituted meeting.

                  (c) Proxies. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable by the Limited Partner executing it.

                  (d) Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.


                                 ARTICLE XIII
                              GENERAL PROVISIONS

         13.1 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been received (a) if delivered personally, on the date delivered, (b) if delivered by overnight courier or registered United States mail (postage prepaid, return receipt requested), on the date on which the package is signed for on behalf of the addressee, and (c) if delivered in any other manner, on the date on which the addressee actually receives such notice or other communication. Notices to the Partners shall be delivered to their respective addresses set forth on Exhibit A hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered to the address of its specified office.

         13.2 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting Transfers of Common Partnership Units, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective heirs, executors, administrators, legal representatives, successors, transferees and assigns.

         13.3 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to effect the intent of this Agreement or which may be required under the Act.

         13.4 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from the remaining provisions of this Agreement (to the extent permitted by law) and shall not affect such remaining provisions.

         13.5 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits attached hereto, together with that certain Acquisition and Disposition Services Agreement of even date herewith among IPT, the Partnership and Insignia (as the same may be amended from time to time in accordance therewith), constitutes the entire Agreement of the Partners and supersedes all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Upon the execution of this Agreement, the Prior Agreement shall be deemed void and of no further force or effect.

         13.6 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         13.7 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

         13.8 HEADINGS. The Article and Section headings in this Agreement are for convenience of reference only and shall not be used in construing the scope or intent of this Agreement or any particular provision hereof.

         13.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties may not have signed the same counterpart.

         13.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware.



                           [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Fourth Amended and Restated Agreement of Limited Partnership as of the 17th day of February, 1998.


                                       GENERAL PARTNER:

                                       INSIGNIA PROPERTIES TRUST


                                       By:
                                          -------------------------------------
                                           James A. Aston
                                           President


                                       [ADDITIONAL AND SUBSTITUTE GENERAL
                                       PARTNERS, IF ANY, WILL EXECUTE THIS
                                       AGREEMENT BY MEANS OF AN ACCESSION
                                       AGREEMENT]


                                       LIMITED PARTNERS:

                                       INSIGNIA FINANCIAL GROUP, INC.


                                       By:
                                          -------------------------------------
                                           Frank M. Garrison
                                           Executive Managing Director


                                       [ADDITIONAL AND SUBSTITUTE LIMITED
                                       PARTNERS, IF ANY, WILL EXECUTE THIS
                                       AGREEMENT BY MEANS OF AN ACCESSION
                                       AGREEMENT]

         Insignia Properties Trust, a Maryland real estate investment trust, hereby enters into this Agreement for the limited purpose of agreeing to be bound by any terms hereof which apply to it in any capacity other than that of a Partner. Executed as of this 17th day of February, 1998.


                                       INSIGNIA PROPERTIES TRUST


                                       By:
                                          -------------------------------------
                                           James A. Aston
                                           President




         Insignia Financial Group, Inc., a Delaware corporation, hereby enters into this Agreement for the limited purpose of agreeing to be bound by any terms hereof which apply to it in any capacity other than that of a Partner. Executed as of this 17th day of February, 1998.


                                       INSIGNIA FINANCIAL GROUP, INC.


                                       By:
                                          -------------------------------------
                                           Frank M. Garrison
                                           Executive Managing Director

                                  SCHEDULE I

                            FORMATION PARTNERSHIPS


                       Consolidated Capital Growth Fund
                 Consolidated Capital Institutional Properties
                Consolidated Capital Institutional Properties/2
                Consolidated Capital Institutional Properties/3
                      Consolidated Capital Properties III
                      Consolidated Capital Properties IV
                       Consolidated Capital Properties V
                      Consolidated Capital Properties VI
                    Johnstown/Consolidated Income Partners
                   Johnstown/Consolidated Income Partners/2
                   Shelter Properties I Limited Partnership
                   Shelter Properties II Limited Partnership
                  Shelter Properties III Limited Partnership
                   Shelter Properties IV Limited Partnership
                   Shelter Properties V Limited Partnership
                   Shelter Properties VI Limited Partnership
                  Shelter Properties VII Limited Partnership
                          Davidson Growth Plus, L.P.
                        National Property Investors III
                         National Property Investors 4
                         National Property Investors 5
                         National Property Investors 6
                         National Property Investors 7
                         National Property Investors 8
                     Fox Strategic Housing Income Partners
                          Century Properties Fund XIV
                          Century Properties Fund XV
                          Century Properties Fund XVI
                         Century Properties Fund XVII
                         Century Properties Fund XVIII
                          Century Properties Fund XIX
                          Century Properties Fund XX
                      Century Properties Growth Fund XXII
                       Century Pension Income Fund XXIII
                       Century Pension Income Fund XXIV
                        Multi-Benefit Realty Fund '87-1
                   U.S. Realty Partners Limited Partnership

                                   EXHIBIT A

                         GENERAL AND LIMITED PARTNERS


                             As of January 1, 1998



                                                      NO. OF
                                     CAPITAL        PARTNERSHIP    PERCENTAGE
      NAME AND ADDRESS            CONTRIBUTIONS     UNITS HELD      INTEREST
-------------------------------   -------------     -----------    ----------
GENERAL PARTNER:

Insignia Properties Trust         $185,731,510     18,573,151       64.43%
   One Insignia Financial Plaza
   P.O. Box 19059
   Greenville, SC 29602

LIMITED PARTNERS:

Insignia Financial Group, Inc.      94,159,470      9,415,947       33.57%
   One Insignia Financial Plaza
   P.O. Box 1089
   Greenville, SC 29602

TOTALS..........................  $279,890,980     27,989,098        100%
                                  ============     ==========        ====

                                   EXHIBIT B


                                   [FORM OF]
                             NOTICE OF REDEMPTION

         Reference is made to that certain Fourth Amended and Restated Agreement of Limited Partnership ("Partnership Agreement") of Insignia Properties, L.P., a Delaware limited partnership (the "Partnership"), dated as of February 17, 1998 with retroactive effect to January 1, 1998. Capitalized terms used but not defined herein have the meanings ascribed to the in the Partnership Agreement.

         Pursuant to Section 9.4 of the Partnership Agreement, the undersigned hereby irrevocably exercise its Redemption Right with respect to _________ of its Redeemable Units. The undersigned understands and acknowledges that the delivery of this Notice of Redemption also constitutes an offer by the undersigned to sell any or all of such Redeemable Units to IPT in exchange for Share Redemption Consideration, which offer is irrevocable during the Redemption Election Period.

         Please deliver the Cash Redemption Consideration and/or Share Redemption Consideration, as applicable, to the address indicated below, and if Common IPT Shares are to be issued, please issue such shares as indicated below.

Dated:
      ----------------------

                                        Respectfully submitted,

----------------------------            ---------------------------------------
                                        (Print or Type Name of Limited Partner)
----------------------------

----------------------------            By:
(Address of Limited Partner)               ------------------------------------
                                                       (Signature)


IF COMMON IPT SHARES ARE TO BE ISSUED,
ISSUE TO:
                                        ---------------------------------------
Name:                                    (Print or Type Name and Authority of
     ------------------------                 Person Signing on Behalf of
Address:                                           Limited Partner)
        ---------------------

        ---------------------

Social Security                         ---------------------------------------
or Tax ID No.:                                   (Signature Guarantee)
              ---------------

                                      B-1